SUB-SUBLEASE AGREEMENT

THIS SUB-SUBLEASE AGREEMENT ("Sub-Sublease"), is made as of the 18th day of November, 2010 by and between PATIENT SAFETY TECHNOLOGIES, INC., a Delaware corporation having an address at 2 Venture Plaza, Irvine CA 92618 ("Sub-Sublandlord") and Centrak, Inc., a Delaware corporation, having an address at 207 Penns Trail, Newtown PA 18940 ("Sub-Subtenant").

WITNESSETH:

WHEREAS, RELIANCE LIFE SCIENCES, INC., a Delaware corporation ("Sublandlord"), predecessor in interest, Ramtech Holdings Inc., entered into that certain Lease Agreement dated February 5, 2007 ("Main Lease") with Community Association Realty, Inc., a predecessor in interest to the current landlord, Cricklewood Realty Investments, LP (together with its successors and assigns hereinafter referred to as "Master Landlord"). A copy of the Main Lease, as amended or otherwise modified, is attached to this Sub-Sublease as Exhibit A; and

WHEREAS, Sublandlord entered into that certain Sublease Agreement dated December 31, 2009 ("Sublease") with Sub-Sublandlord. A copy of the Sublease, as amended or otherwise modified, is attached to this Sub-Sublease as Exhibit B; and

WHEREAS, Sub-Sublandlord desires to sublease to Sub-Subtenant, and Sub-Subtenant desires to sublease from Sub-Sublandlord, the premises leased by Sub-Sublandlord pursuant to the Sublease consisting of approximately 5,670 square feet located on the first floor of the office building located a 5 Caufield Place, Newtown, PA, 18940 and known as Suite 102 (the "Sub-Sublease Premises") upon the terms and conditions set forth in this Sub-Sublease; and

WHEREAS, the Main Lease requires the consent of Master Landlord to this Sub-Sublease and the Sublease requires the consent of the Sublandlord to this Sub-Sublease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sub-Sublandlord and Sub-Subtenant agree as follows:

1. Sub-Sublease Premises. Subject to the terms hereof, Sub-Sublandlord hereby subleases to Sub-Subtenant, and Sub-Subtenant hereby accepts and leases from Sub-Sublandlord, the approximately 5,670 square feet located on the first floor of the office building located at 5 Caufield Place, Newtown, PA, 18940 and known as Suite 102 (the "Sub-Sublease Premises"), which Sub-Sublease Premises are more specifically shown on the attached Exhibit C together with all existing furniture systems and equipment that are, as of the date hereof, located therein (collectively, the "Furniture"). Sub-Sublandlord represents that all Furniture is owned by Sub-Sublandlord. Sub-Subtenant has inspected the Sub-Sublease Premises, is familiar with the condition of same and accepts the Sub-Sublease Premises in its present "AS-IS" condition. Sub-Subtenant acknowledges that Sub-Sublandlord is not obligated to make any improvements or do any construction with respect to the Sub-Sublease Premises or Furniture. Sub-Subtenant further acknowledges that Sub-Sublandlord will not be obligated to perform any repairs or maintenance with respect to the Sub-Sublease Premises during the Sub-Sublease Term (as hereinafter defined). If there has not been an event of default of any of the terms and provisions of this Sub-

Sublease by Sub-Subtenant at any time during the Sub-Sublease Term and Sub-Subtenant has fulfilled all of its obligations hereunder, then title to and ownership of the Furniture shall be automatically transferred to Sub-Subtenant upon the expiration of the Sub-Sublease Term, free and clear of any rights or interests of any third parties.

2. Sub-Sublease Term. The term of this Sub-Sublease (the "Sub-Sublease Term") shall commence on the date (the "Sub-Sublease Commencement Date") on which Sub-Sublandlord and Sub-Subtenant have received both Sublandlord's written consent to this Sub-Sublease and Master Landlord's written consent to this Sub-Sublease, and shall expire on April 30, 2013, unless terminated earlier in accordance with the provisions hereof. Upon the expiration or earlier termination of this Sub-Sublease, Sub-Subtenant shall immediately surrender possession of the Sub-Sublease Premises vacant, in good order and repair, normal reasonable wear and tear and damage due to any casualty for which Sub-Subtenant is not responsible to repair excepted, and as otherwise required by the terms of the Main Lease and the Sublease.

3. Use. The Sub-Sublease Premises shall be used for general business office purposes and for no other use whatsoever. Sub-Subtenant shall comply with all laws, ordinances, rules and regulations governing such use, whether the same are issued by any governmental or quasi-governmental agency, including the for the health, safety or well-being of the tenants in the Building.

4. Rent. Sub-Subtenant's obligation to pay Base Rent hereunder shall commence on the date that is two (2) weeks after the Sub-Sublease Commencement Date, provided, however, that notwithstanding anything herein to the contrary, Sub-Subtenant shall have no obligation to pay the first month of Base Rent hereunder that would otherwise be due and payable to Sub-Sublandlord. Sub-Subtenant shall pay to Sub-Sublandlord base rent ("Base Rent") in the amount of (i) $8,225.00 per month for each month during months one (1) through twelve (12) of the Sub-Sublease Term, (ii) $8,697.00 per month for months thirteen (13) through twenty four (24) of the Sub-Sublease Term, and (iii) $9,170.00 per month for months twenty five (25) through the expiration of the Sub-Sublease Term. All Base Rent due hereunder shall be paid on or before the first of each month in advance. Base Rent shall be prorated for the first month of the Sub-Sublease Term if the actual Sub-Sublease Rental Commencement Date does not occur on the first day of a month. The Base Rent set forth above includes: (a) all Landlord's Operating Expenses (as defined in the Main Lease), including but not limited to Landlord's expenses to operate, service, and maintain the systems of the Building, the common areas of the Building, and the grounds, including such items as common area and landscaping maintenance, snow removal, insurance, waste removal and property management fees, but specifically excludes any increase in Landlord's Operating Expenses which are attributable to: (i) Sub-Subtenant's breach of this Sub-Sublease or the terms of the Main Lease or the Sublease as incorporated herein, (ii) any special or disproportionate use or manner of use of the Premises, the Building or the Sub-Sublease Premises by Sub-Subtenant; or (iii) any special or unique activities conducted in or about the Premises, the Building or the Sub-Sublease Premises by Sub-Subtenant or on behalf of Sub-Subtenant; or (iv) the negligence or omissions or intentional acts of Sub-Subtenant or any of Sub-Subtenant's agents, employees, contractors, subcontractors, invitees, licensees, representatives, guests, officers, directors and partners, including without limitation, any other person or entity hired by Sub-Subtenant to perform services or deliver goods or materials (collectively, "Sub-Subtenant's Agents"); or (v) any violation by Sub-Subtenant or any of Sub-

Subtenant's Agents of any rule or regulation established by Master Landlord with respect to the Premises, the Building or the Sub-Sublease Premises pursuant to the terms of the Main Lease; or (vi) any violation by Sub-Subtenant, or any of Sub-Subtenant's Agents of any requirements of the Planned Community Association (as such term is defined in Main Lease Section I(i)), including but not limited to fines imposed for violations of any declaration or rules and regulations, as well as costs of repair or replacement of damaged, destroyed or removed common elements or common element improvements on the Land or Premises; or (vii) any special assessments, allocations, budget amendments; adjustments or increases made by the Planned Community Association to or for common expenses, expenses, costs, fees, fines, late charges, interest, taxes, assessments, dues, legal fees or other charges which are allocable or chargeable to the Building or the owner of the Building or (viii) all increases in Taxes and/or all assessments or impositions levied or assessed against or imposed upon the Premises, the Building or the Sub-Sublease Premises or any part thereof which are attributable to additions or improvements in, on or about the Sub-Sublease Premises made by or on behalf of Sub-Subtenant or which in whole or in part belong to Sub-Subtenant; and (b) Taxes (as such term is defined in the Main Lease). The Base Rent set forth above shall not include any of the following items for which the Sub-Subtenant will be responsible for paying at all times during the Sub-Sublease Term: (1) electric service, gas, and any other utility service to the Sub-Sublease Premises and electric service, gas, and any other utility service to the HVAC or any other systems of the Building that serve the Sub-Sublease Premises that are in excess of the amounts that a reasonable tenant making a comparable use of the Sub-Sublease Premises would typically incur; (2) janitorial cleaning of the Sub-Sublease Premises and removal off-site of any special waste or an waste other than standard office waste; and (3) telephone, cable, internet, telecommunications, security, and other similar services.

Sub-Subtenant shall pay to Sub-Sublandlord all amounts due and owing to Sub-Sublandlord pursuant to Section 4(1) of the immediately preceding paragraph concurrently with each installment of Base Rent. Sub-Sublandlord agrees to provide copies to Sub-Subtenant of invoices provided to Sub-Sublandlord containing the amount owed. Sub-Subtenant and Sub-Sublandlord agree that upon written notification from Master Landlord, Sub-Subtenant shall pay such amounts directly to Master Landlord. Sub-Subtenant's obligation for the payment of all sums owed to Sub-Sublandlord under this Sub-Sublease shall survive the expiration or termination of this Sub-Sublease, the Sublease and the Main Lease.

5. Defaults. The following events shall constitute events of default hereunder:

(a) If Sub-Subtenant shall (i) default in making payment when due of any Base Rent or other amount payable by Sub-Subtenant hereunder and such default shall continue for five (5) days after the payment due date; or (ii) fail to execute any estoppel certificate or subordination document within the timeframes set forth herein; or (iii) default in the observance or performance of any provision of this Sub-Sublease other than those provisions covered by clauses (i) and (ii) of this Section 5(a) and such default shall continue for ten (10) days after Sub-Sublandlord shall have given notice to Sub-Subtenant specifying such default. If any such default covered by clause (iii) of this Section 5(a) cannot be wholly cured with due diligence within such period often (10) days after Sub-Sublandlord's notice, Sub-Subtenant shall have such longer period as shall be reasonable necessary to cure the default, so long as Sub-Subtenant proceeds promptly to cure the same within such ten (10) day period, prosecutes the cure to

completion with due diligence and advises Sub-Sublandlord from time to time, upon Sub-Sublandlord's request, of the actions that Sub-Subtenant is taking and the progress being made; provided, further, in no event shall Sub-Subtenant have more than thirty (30) days to effect such cure; or

(b) if Sub-Subtenant shall file a petition in bankruptcy pursuant to the Bankruptcy Act or under any similar federal or state law, or shall be adjudicated a bankrupt or become insolvent, or shall commit any act of bankruptcy as defined in any such law, or shall take any action in furtherance of any of the foregoing; or

(c) if a petition or answer shall be filed proposing the adjudication of Sub-Subtenant as a bankrupt pursuant to the Bankruptcy Act or any similar federal or state law, and (i) Sub-Subtenant shall consent to the filing thereof, or (ii) such petition or answer shall not be discharged or denied within forty-five (45) days after the filing thereof; or

(d) if a receiver, trustee or liquidator (or other similar official) of Sub-Subtenant or of all or substantially all of its business or assets or of the estate or interest of Sub-Subtenant in the Sub-Sublease Premises shall be appointed and shall not be discharged within thirty (30) days thereafter or if Sub-Subtenant shall consent to or acquiesce in such appointment; or

(e) if the estate or interest of Sub-Subtenant in the Sub-Sublease Premises shall be levied upon or attached in any proceeding and such process shall not be vacated or discharged within forty-five (45) days after such levy or attachment; or

(f) if Sub-Subtenant assigns this Sub-Sublease or sublets all or any portion of the Sub-Sublease Premises without complying with all the provisions of this Sub-Sublease, the Sublease and the Main Lease; or

(g) if Sub-Subtenant shall refuse or otherwise fail to execute and deliver to Sub-Sublandlord an estoppel certificate within five (5) days after notice from Sub-Sublandlord requesting such estoppel certificate. Refusal or failure to execute and deliver requested estoppel certificate shall be an event of default hereunder immediately upon expiration of the five (5) day notice, and the notice and cure provisions contained in Section 5(a)(ii) do not apply in the case of Sub-Subtenant's refusal or failure to execute and deliver the estoppel certificate.

6. Parking. During the term, Sub-Subtenant shall have the right to use all of the twenty eight (28) unreserved parking spaces which the Main Lease grants Sublandlord and the Sublease grants to Sub-Sublandlord the right to use, at no cost to Sub-Subtenant. Sub-Subtenants's use of such spaces shall be subject to the applicable terms and conditions of the Sublease and the Main Lease.

7. Signage. Subject to the applicable terms and conditions of the Sublease and the Main Lease, Sub-Subtenant shall have the right to be named on the identification sign in the first floor lobby at or near the entrance to the Sub-Sublease Premises and to be identified on the existing lawn-mounted sign near the entrance of the building. Any costs incurred in connection with Sub-Subtenant's signage shall be borne by Sub-Subtenant. All signage must comply with the terms of the Sublease and the Main Lease.

8. Assumption of Obligations. The Main Lease is hereby incorporated in this Sub-Sublease by reference and shall apply as though set forth at length in this Sub-Sublease, with, where applicable, "Sub-Sublandlord" being substituted for "Landlord" and "Sub-Subtenant" being substituted for "Tenant". Sub-Subtenant shall, to the extent not modified or deleted by the terms hereof, comply with (i) all of the provisions of the Main Lease which are to be observed or performed during the Sub-Sublease Term by the Sublandlord as tenant thereunder, and (ii) all of the provisions of the Sublease which are to be observed or performed during the Sub-Sublease Term by the Sub-Sublandlord as tenant thereunder. Between Sub-Sublandlord and Sub-Subtenant and to the extent not modified or deleted by the terms hereof, Sub-Sublandlord shall have all of the rights, privileges and remedies accorded Master Landlord in the Main Lease and Sub-Subtenant shall have with respect to the Sub-Sublease Premises all of the rights, privileges, remedies and duties accorded tenant in the Main Lease, subject to paragraph 9 below. Between Sub-Sublandlord and Sub-Subtenant and to extent not modified or deleted by the terms hereof, Sub-Sublandlord shall have all of the rights, privileges and remedies accorded Sublandlord in the Sublease and Sub-Subtenant shall have with respect to the Sub-Sublease Premises all of the rights, privileges, remedies and duties accorded Subtenant in the Sublease, subject to paragraph 9 below. Notwithstanding the foregoing, the following provisions of the Main Lease shall be deleted in their entirety from this Sub-Sublease: Paragraphs 2.2, 2.3, 2.4, 2.5, 3.1, 3.3 (first sentence), 3.5, 3.6, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 5.4, 5.5, 5.6, 5.7, 5.9, 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8,-9.2, 13.1, 14.1, 14.2, 14.3, 14.4, 14.5, 14.6, 14.7, 14.10, 14.11, 14.12, 17.1, 21.1, 21.2, 21.3, 22.2, 24, 25, 27.1, 27.2, 28.4, 28.5 and Exhibit B. In the event of any conflict between the terms of this Sub-Sublease and the Main Lease, this Sub-Sublease shall control the relationship between Sub-Sublandlord and Sub-Subtenant. Sub-Sublandlord and Sub-Subtenant agree that all services to be provided by, and all obligations of, Master Landlord under the Main Lease remain the obligations of Master Landlord and the only obligation of Sub-Sublandlord to Sub-Subtenant with respect thereto under this Sub-Sublease is to use commercially reasonable efforts, after receipt of written notice from Sub-Subtenant and at Sub-Subtenant's sole cost and expense, to cause Master Landlord to perform its obligations thereunder. Sub-Sublandlord shall not be liable to Sub-Subtenant for the failure to perform any of Master Landlord's obligations under the Main Lease, or for Master Landlord's failure to perform such obligations. Sub-Sublandlord will make commercially reasonable efforts, after receipt of written notice from Sub-Subtenant and at Sub-Subtenant's sole cost and expense, and to cooperate with Sub-Subtenant in enforcing Master Landlord's obligations. In the event of any conflict between the terms of this Sub-Sublease and the Sublease, this Sub-Sublease shall control the relationship between Sub-Sublandlord and Sub-Subtenant. Sub-Sublandlord and Sub-Subtenant agree that all services to be provided by, and all obligations of, Sublandlord under the Sublease remain the obligations of Sublandlord and the only obligation of Sub-Sublandlord to Sub-Subtenant with respect thereto under this Sub-Sublease is to use commercially reasonable efforts, after receipt of written notice from Sub-Subtenant and at Sub-Subtenant's sole cost and expense, to cause Sublandlord to perform its obligations thereunder. Sub-Sublandlord shall not be liable to Sub-Subtenant for the failure to perform any of Sublandlord's obligations under the Sublease, or for Sublandlord's failure to perform such obligations. Sub-Sublandlord does assign to Sub-Subtenant Sub-Sublandlord's rights to enforce Sublandlord's obligations under the Sublease, and will make commercially reasonable efforts, after receipt of written notice from Sub-Subtenant and at Sub-Subtenant's sole cost and expense, and to cooperate with Sub-Subtenant in enforcing the same.

9. No Enlargement of Rights. To the extent Sub-Sublandlord is granted in the Sublease or otherwise any rights to extend the term of the Sublease or the Main Lease or to expand the Sub-Sublease Premises pursuant to a renewal option, expansion option, right of first refusal or otherwise, the same are not included in this Sub-Sublease and do not pass to Sub-Subtenant and shall remain the right of Sub-Sublandlord.

10. Subordination and Attornment. This Sub-Sublease and all of Sub-Subtenant's rights hereunder are and shall remain in all respects subject and subordinate to: (i) all of the terms, conditions and provisions of the Sublease and the Main Lease (as same may be modified or amended); and (ii) any and all matters to which the tenancy of Sub-Sublandlord, as subtenant under the Sublease, is or may be subordinate. The foregoing provisions shall be self-operative and no further instrument of subordination shall be necessary to effectuate such provisions. In the event Sub-Sublandlord, Sublandlord, Master Landlord or any lender or ground lessor desires a confirmation of the foregoing subordination, Sub-Subtenant agrees to execute a subordination document within five (5) business days of receipt of written request for same. In the event of a cancellation or termination of the Sublease or the Main Lease prior to the expiration date thereof and prior to the expiration date of this Sub-Sublease, or in the event of the surrender, whether voluntary, involuntary or by operation of law, of the Sublease or the Main Lease, Sub-Subtenant shall, at the option of Sublandlord or Master Landlord, as applicable, make full and complete attornment to Sublandlord or Master Landlord, as applicable, for the balance of the Sub-Sublease Term upon the terms and conditions of the Sub-Sublease. Sub-Sublandlord covenants not to voluntarily terminate the Sublease or the Main Lease or to agree to any modification to same that would materially affect Sub-Subtenant's rights hereunder-or increase Sub-Subtenant's monetary obligations. To the extent of any conflict between the terms of this Sub-Sublease and the terms of the Main Lease, Master Landlord shall be bound only to extent of the terms of the Main Lease. To the extent of any conflict between the terms of this Sub-Sublease and the terms of the Sublease, Sublandlord shall be bound only to extent of the terms of the Sublease. Sub-Sublandlord agrees to use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from Master Landlord.

11. Estoppel Certificates. Sub-Subtenant will at anytime and from time to time upon not less than five (5) business days' prior notice from Sub-Sublandlord execute, acknowledge and deliver to Sub-Sublandlord a statement certifying that this Sub-Sublease is unmodified and in full force and effect or if there have been modifications, stating such modifications, and the dates to which Base Rent and all other amounts payable hereunder have been paid and whether same has been paid in advance, and stating that Sub-Subtenant is not in default of its obligations hereunder and whether or not to the best knowledge of the signer of such certificate if Sub-Sublandlord is in default of its obligations hereunder and, if so, specifying such default. It is intended that any such statement may be relied upon by Master Landlord, Sublandlord, Sub-Sublandlord, or any prospective purchaser or lender of any such party.

12. Insurance. During the Sub-Sublease Term, Sub-Subtenant shall, at its own cost and expense, for the benefit and protection of Sublandlord, Sub-Sublandlord and Master Landlord, maintain the insurance required by the Main Lease in accordance with the terns and provisions of the Main Lease and naming Master Landlord, Sublandlord, Sub-Sublandlord and any mortgagee holding a lien on the Building as additional insureds.

13. Limitation of Liability. Notwithstanding any provisions of the Sublease, Main Lease or this Sub-Sublease to the contrary, neither Sublandlord, Master Landlord nor Sub-Sublandlord nor their officers, directors, employees, or agents shall be liable to Sub-Subtenant, or any of its agents, employees, servants, or invitees, for any damage to persons or property due to the condition or design or any defect in the Building or mechanical systems, which may exist or subsequently occur; and Sub-Subtenant with respect to itself and its agents, employees, servants, and invitees, hereby expressly assumes all risk and damage to persons and property, either proximate or remote, by reason of the present or future condition of the Sub-Sublease Premises or the Building. Additionally, Sub-Sublandlord and Sub-Subtenant each hereby waive any and all rights or recovery, claim, action or cross action, against the other and against Sublandlord, Master Landlord, and their respective agents, directors, officers, and employees, for loss or damage that may occur to the Sub-Sublease Premises, or any improvements therein, or the Building, or any personal property of such party therein, by reason of any cause other than the gross negligence or willful misconduct of the parties.

14. Holdover. If Sub-Subtenant should holdover at the Sub-Sublease Premises after the expiration of the Sub-Sublease Term or after the earlier termination of the Sublease, Main Lease or this Sub-Sublease, such holdover shall not extend or renew the term of this Sub-Sublease, Sub-Subtenant shall be deemed a tenant at sufferance and the amount to be charged by the Sub-Sublandlord to the Sub-Subtenant for the period of holdover shall be one hundred fifty percent (150%) of Base Rent and all other amounts payable hereunder. Sub-Subtenant shall indemnify, defend and hold Sub-Sublandlord harmless from and against any and all claims, losses, damages or expenses incurred by Sub-Sublandlord as a result of Sub-Subtenant's holding over, including without limitation any amounts charged to Sub-Sublandlord by Master Landlord and/or Sublandlord. Nothing contained in this Sub-Sublease shall be construed as consent by Sub-Sublandlord to the occupancy or possession by Sub-Subtenant of the Sub-Sublease Premises beyond the expiration or earlier termination of the Sub-Sublease Term, and Sub-Sublandlord, upon the expiration or earlier termination of the Sub-Sublease Term, shall he entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the immediate repossession of the Sub-Sublease Premises. The provisions of this Section 14 (including without limitation Sub-Subtenant's indemnification obligations) shall survive the expiration or sooner termination of this Sub-Sublease.

15. Assignment and Subletting. Sub-Subtenant shall not sell or assign any portion or all of this Sub-Sublease or resublet the Sub-Sublease Premises, in whole or in part, without obtaining the express prior written consent of Sublandlord and Master Landlord in each instance. Further, this Sub-Sublease shall not be assigned by operation of law. Any such attempted sublease or assignment without the prior written consent of Sublandlord and Master Landlord shall be null and void and of no force or effect. If Sublandlord and Master Landlord give their consent to any sublease or assignment of this Sub-Sublease or of any interest in this Sub-Sublease, neither shall thereby be barred from later refusing to consent to any further sublease or assignment. Any assignment or sublease must comply with the terms and provisions of the Sublease and Main Lease and Sublandlord shall have all the rights reserved to Sublandlord as set forth in the Sublease and the Master Landlord as set forth in the Main Lease. Each of the following events shall be deemed to constitute and assignment of this Sub-Sublease and shall require the prior written consent of Master Landlord and Sublandlord: (a) any assignment or transfer by operation of law; (b) any involuntary assignment or transfer of this Sub-Sublease in

connection with bankruptcy, insolvency, receivership, or similar proceeding; or (c) any assignment or sublease to another person or entity to which substantially all of Sub-Subtenant's assets are transferred; or (d) any assignment, transfer, disposition, sale or issuance of an interest or interests in Sub-Subtenant (whether stock, partnership interest or otherwise) to any person or entity, whether in a single transaction or in a series of related or unrelated transactions, which results in such person or entity holding a controlling interest in Sub-Subtenant. For purposes of this section 15, a "controlling interest" of Sub-Subtenant shall mean 50% or more of the aggregate issued and outstanding equitable interests (whether stock, partnership interests or otherwise) of Sub-Subtenant or the ability to direct the affairs of Sub-Subtenant. For purposes of this Sub-Sublease, Section 14.7 of the Main Lease shall not be incorporated herein. Sub-Subtenant shall reimburse Sub-Sublandlord for all fees, costs and expenses (including reasonable attorneys' fees) charged to Sub-Sublandlord by Sublandlord and Master Landlord in connection with any proposed assignment of this Sub-Sublease or any sublease of the Sub-Sublease Premises or for any other work or thing done in the Sub-Sublease Premises by Sub-Subtenant as well as any fees, costs and expenses (including reasonable attorneys' fees) incurred by Sub-Sublandlord in connection with any of the foregoing. Any assignment of the Sub-Sublease by Sub-Subtenant or sublease of the Sub-Sublease Premises shall not relieve Sub-Subtenant of its obligations hereunder.

16. Alterations. No later than thirty (30) days after the Sub-Sublease Commencement Date, Sub-Sublandlord shall replace, at its sole cost and expense, any stained ceiling tiles that are located in the small conference room within the Sub-Sublease Premises. Sub-Subtenant shall have no right to make any additions, alterations or changes to the Sub-Sublease Premises without the express prior written consent of (i) Sub-Sublandlord in each instance, which consent shall not be unreasonably withheld or delayed, (ii) Sublandlord, as required under the Sublease, and (iii) Master Landlord, as required under the Main Lease. All work shall be carried out in accordance with the terms of the Sublease and the Main Lease, the terms of which are incorporated herein by reference.

17. Indemnification. Except to the extent arising from the gross negligence or willful misconduct of Sub-Sublandlord or its directors, employees and authorized agents, Sub-Subtenant hereby indemnifies, and shall pay, defend, protect and hold Sub-Sublandlord and Master Landlord harmless from and against all liabilities, losses, claims, suits, demands, costs, expenses (including reasonable attorneys' fees and the costs of enforcing this indemnity) arising, or alleged to arise, from or in connection with: (a) any injury to, or death of, any person or loss or damage to property on or about the Sub-Sublease Premises arising from or connected with the possession, use, occupation, management or maintenance of the Sub-Sublease Premises; (b) any violation of this Sub-Sublease (including the terms of the Sublease and the Main Lease which are incorporated herein) or of any legal or insurance requirement; (c) any violation by Sub-Subtenant of any requirement of any Planned Community Association; or (d) any act or omission of Sub-Subtenant or Sub-Subtenant's agent. Sub-Subtenant will resist and defend any action, suit or proceeding brought against Sub-Sublandlord or Master Landlord by reason of any such occurrence by independent counsel selected by Sub-Subtenant and reasonably acceptable to Sub-Sublandlord. The obligations of Sub-Subtenant under this Section 17 shall survive the expiration or termination of this Sub-Sublease.

18. Casualty. If the Sub-Sublease Premises or the Building are damaged or destroyed by fire or other casualty, Sub-Sublandlord shall have no obligation to rebuild or restore the Sub-Sublease Premises, and no liability whatsoever for loss of this Sub-Sublease should Master Landlord elect not to rebuild or restore the Sub-Sublease Premises or any part of the Building, or for loss of life, or injury to persons or property or for lost profits. The rebuilding or restoration of the Sub-Sublease Premises and any abatement of rent, if any, shall be determined in accordance with the terms and provisions of the Main Lease.

19. Eminent Domain. In the event that the Main Lease is terminated pursuant to the terms of Article 16 of the Main Lease, the Sub-Sublease Term shall terminate at the time that the Main Lease terminates.

20. Consent. This Sub-Sublease is subject to (i) the prior written consent of Master Landlord and will not be effective until such consent is received, and (ii) the prior written consent of Sublandlord and will not be effective until such consent is received.

21. No Default. Sub-Sublandlord represents and warrants to Sub-Subtenant that Sub-Sublandlord is not in monetary default under the Sublease and has no knowledge that any non-monetary default thereunder exists.

22. Brokerage. Both parties represent and warrant that neither it nor its officers or agents nor anyone on its behalf has dealt with any real estate broker in the negotiation or making of this Sub-Sublease other than Newmark Knight Frank Smith Mack. Both parties agrees to indemnify and hold the other harmless from the claims or claims of any other broker or brokers claiming to have shown or interested Sub-Subtenant in the Sub-Sublease Premises or claiming to have caused Sub-Subtenant to enter into this Sub-Sublease.

23. Security Deposit: Upon execution of this Sub-Sublease, Sub-Subtenant shall pay to Sub-Sublandlord the amount of $8,505.00 (the "Security Deposit") as security for Sub-Subtenant's performance of all of Sub-Subtenant's covenants and obligations under this Sub-Sublease; provided, however, that the Security Deposit is not an advance rent depositor an advance payment of any other kind, nor a measure of Sub-Sublandlord's damages upon Sub-Subtenant's default. Sub-Sublandlord shall not be required to segregate the Security Deposit from its other funds and no interest shall accrue or be payable to Sub-Subtenant with respect thereto. Sub-Sublandlord may (but shall not be required to) use the Security Deposit or any portion thereof to cure any event of default or to compensate Sub-Sublandlord for any damage Sub-Sublandlord incurs as a result of Sub-Subtenant's failure to perform any of its covenants or obligations hereunder, it being understood that any use of the Security Deposit shall not constitute a bar or defense to any of Sub-Sublandlord's remedies under this Sub-Sublease or at law. In such event and upon written notice from Sub-Sublandlord to Sub-Subtenant specifying the amount of the Security Deposit so utilized by Sub-Sublandlord and the particular purpose for which such amount was applied, Sub-Subtenant shall immediately deposit with Sub-Sublandlord an amount sufficient to return the Security Deposit to an amount equal to the amount required hereunder. Sub-Subtenant's failure to make such payment to Sub-Sublandlord within ten (10) Business Days of Sub-Sublandlord's notice shall constitute an immediate event of default. If Sub-Subtenant is not in default at the expiration or termination of this Lease, Sub-Sublandlord shall, within 30 days from the expiration or termination of this Lease,return to Sub-Subtenant the

Security Deposit or the balance thereof then held by Sub-Sublandlord; provided, however, that in no event shall any such return be construed as an admission by Sub-Sublandlord that Sub-Subtenant has performed all of its covenants and obligations hereunder.

24. Notices. Any notice required or permitted to be given hereunder by one party to the other shall be deemed to be given when personally delivered or mailed, postage prepaid by certified, registered or overnight mail, addressed to the respective party to whom notice is intended to be given at the following address:

If to Sub-Subtenant:	CenTrak, Inc. 207 Penns Trail Newtown PA 18940 Attention: Gideon Naim, CFO
With a copy to:	SorinRoyerCooper LLC 681 Moore Road, Suite 321 King of Prussia, PA 19406 Attention: Neil A. Cooper, Esquire
If to Sub-Sublandlord:	Patient Safety Technologies, Inc. 2 Venture Plaza Irvine CA 92618 Attn: David Dreyer
With a copy to:	Manatt, Phelps & Phillips LLP 11355 West Olympic Blvd. Los Angeles, CA 90266 Attention: Ben Orlanksi, Esq.

25. Personal Property. Sub-Subtenant shall have the right at any time during the Sub-Sublease Term to remove any of its personal property or trade fixtures from the Sub-Sublease Premises and Sub-Sublandlord waives any right to any security interest in the same. Any personal property or trade fixtures left in the Sub-Sublease Premises after the expiration or earlier termination of the Sub-Sublease Term shall be deemed abandoned and may be disposed of by Sub-Sublandlord in its sole and absolute discretion. Any costs or damages incurred by Sub-Sublandlord in the removal or storage of such property shall be reimbursed by Sub-Subtenant immediately upon demand. Sub-Subtenant's obligations pursuant to this Section 25 shall survive the expiration or sooner termination of this Sub-Sublease.

26. Permits, Etc. At all times during the Sub-Sublease Term, Sub-Subtenant shall maintain all permits, licenses and authorizations required in connection with Sub-Subtenant's business at the Sub-Sublease Premises or any work performed by or on behalf of Sub-Subtenant. Sub-Subtenant shall deliver a copy of same to Sub-Sublandlord upon request. To the best of Sub-Sublandlord's knowledge, without duty of inquiry, the Sub-Sublease Premises comply with all currently applicable code requirements, including, but not limited to, electrical, plumbing, and fire/life safety, excepting therefrom any obligations that may be attributable to Sub-Subtenant's use and occupancy thereof or work therein.

27. Planned Community Association. Sub-Subtenant hereby consents to the conversion of the ownership of the Land into a Planned Community Association to the extent that such conversion has already occurred prior to the date hereof and agrees to execute and deliver within five (5) business days of request any and all documents requested by Master Landlord to be executed with respect to the formation of the Planned Community Association.

28. Miscellaneous. Except as otherwise expressly set forth herein, all defined terms contained herein shall have the same meanings given to such terms in the Main Lease. This Sub-Sublease shall be governed by the laws of the State of Pennsylvania, and in the event any legal action is filed to enforce this Sub-Sublease, the prevailing party shall be entitled to recover reasonable attorney's fees, court costs, and other expenses incidental and necessary to the enforcement of the Sub-Sublease. Time is of the essence with respect to each party's performance of its obligations hereunder. This Sub-Sublease represents the entire agreement between the parties and may not be modified or amended unless in writing and signed by the party to be bound thereby. The headings used herein are for ease of reference only and do not define or limit any of the provisions of this Sub-Sublease. This Sub-Sublease may be executed in one or more counterparts, and when taken together shall constitute one and the same.

[signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Sub-Sublease as of the date first above written.

WITNESSES:

11/19/10
____

SUB-SUBTENANT:

CENTRAK INC.,
a Delaware corporation

By: ______________________
Name: Gideon Naim
Title: CFO

____

SUB-SUBLANDLORD:

PATIENT SAFETY TECHNOLOGIES, INC.,
a Delaware corporation

By: ______________________
Name: Brian Stewart
Title: President ; CEO

EXHIBITS

Exhibit A — Main Lease
Exhibit B — Sublease
Exhibit C — Sub-Sublease Premises

300166699.5

Master Landlord and Sublandlord hereby consent to the foregoing Sub-Sublease. Such consent does not release Sub-Sublandlord or Sub-Landlord of any liability under the Sublease and the Main Lease, as incorporated therein, or modify Sub-Sublandlord's or Sublandlord's obligations under the Sublease or the Main Lease, as incorporated therein, nor shall such consent be deemed to modify the rights or obligations of Master Landlord under the Main Lease or Sublandlord under the Sublease or create any right in favor of Sub-Sub Tenant or Sublandlord to enforce the Main Lease against Master Landlord.

RELIANCE LIFE SCIENCES, INC.
Sublandlord

WITNESS:

By: ______________________________

____

Name *(print)*: ______________________

Title *(print)*: ______________________

CRICKLEWOOD REALTY INVESTMENTS, LP
Master Landlord

WITNESS:

By: CRICKLEWOOD REALTY INVESTMENTS GP, its General Partner

[signature]

By: [signature]
Mark E. Blasch

Title *(print)*: President

Master Landlord and Sublandlord hereby consent to the foregoing Sub-Sublease. Such consent does not release Sub-Sublandlord or Sub-Landlord of any liability under the Sublease and the Main Lease, as incorporated therein, or modify Sub-Sublandlord's or Sublandlord's obligations under the Sublease or the Main Lease, as incorporated therein, nor shall such consent be deemed to modify the rights or obligations of Master Landlord under the Main Lease or Sublandlord under the Sublease or create any right in favor of Sub-Sub Tenant or Sublandlord to enforce the Main Lease against Master Landlord.

RELIANCE LIFE SCIENCES, INC.
Sublandlord

WITNESS:

[signature]
Johanna Montoya

By: [signature]

Name *(print)*: THAKUR SHARMA

Title *(print)*: VICE PRESIDENT

CRICKLEWOOD REALTY INVESTMENTS, LP
Master Landlord

WITNESS:

____

By: ______________________

Name *(print)*: ______________________

Title *(print)*: ______________________

Exhibit A
Main Lease
[see attached]

LEASE AGREEMENT

CRICKLEWOOD GREEN

5 CAUFIELD PLACE

NEWTOWN, PENNSYLVANIA 18940

BETWEEN

COMMUNITY ASSOCIATION REALTY, INC.,

LANDLORD,

AND

RAMTECH HOLDINGS INC.

TENANT.

DATED: February 5, 2007

Summary of Terms

Landlord:
Community Association Realty, Inc.
2 Caufield Place
Newtown, Pennsylvania 18940

Tenant:
RamTech Holdings Inc.
Silver Lake Executive Campus
41 University Drive, 4th Floor
Newtown, PA 18940

Type of Entity: a Texas corporation

Leased Premises:
Suite 102
5 Caufield Place
Newtown, Pennsylvania 18940

Rentable Area of Leased Premises: 5,670 rentable square feet

Commencement Date: As defined in Section 2.2.

Term of Lease: Five (5) years

Termination Date: As defined in Section 2.2.

Basic Rent Per Annum: Year 1 -
Year 2 -
Year 3 -
Year 4 -
Year 5 -

Basic Rent Per Month: Year 1 -

Year 2 -

Year 3 -

Year 4 -

Year 5 -

Total Basic Rent During 5 Year Term:

Security Deposit:

TABLE OF CONTENTS

LEASE AGREEMENT

This LEASE AGREEMENT (this "Lease"), is entered into as of February ___, 2007, between COMMUNITY ASSOCIATION REALTY, INC., a Delaware corporation (the "Landlord"), having its address at 2 Caufield Place, Newtown, Pennsylvania 18940 and RAMTECH HOLDINGS INC., a Texas corporation (the "Tenant") having its address at Silver Lake Executive Campus, 41 University Drive, 4th Floor, Newtown, PA 18940.

PRELIMINARY STATEMENT

Landlord is the owner in fee simple of a certain tract of land designated as Tax Map Parcel 29-10-78 in the Township of Newtown, County of Bucks and Commonwealth of Pennsylvania, which tract of land is more particularly described on Exhibit A attached hereto and made a part hereof (the "Land").

Landlord has developed on the Land, among other structures, a two-story office building of approximately 23,800 square feet of floor area (the "Building") and other related improvements. The Building is designated on the approved site plan for the Land as Building D and its address is 5 Caufield Place, Newtown, Pennsylvania 18940. (The Land, the Building and all such other improvements on the Land together with all fixtures, equipment and installations which at the Commencement Date (as hereinafter defined) or during the Term (as hereinafter defined) are attached to the Land and/or the Building are collectively referred to as the "Premises.") Tenant seeks to lease from Landlord in accordance with, and subject to, the provisions of this Lease the office space located on the first floor of the Building which is designated as Suite 102 and shown as the shaded floor area on the first floor plan of the Building attached hereto as Exhibit C and made a part hereof. (The shaded area designated as Suite 102 on Exhibit C which is the subject of this Lease is hereinafter referred to as the "Leased Premises.")

The Landlord is engaged in developing the Land and Premises as a planned office park community which the Landlord intends to submit to a recorded declaration of restrictions, covenants and easements, a recorded plan, by-laws and rules and regulations governing the use of the Land and Premises as an office park. The Tenant acknowledges that the Leased Premises will be submitted to the declaration of restrictions, covenants and easements, recorded plan, by-laws and rules and regulations governing the use of the Land and Premises as an office park when the Landlord submits the Land and Premises to the recorded declaration of restrictions, covenants and easements, a recorded plan, by-laws and rules and regulations governing the use

of the Land and Premises as an office park.

NOW, THEREFORE, Landlord and Tenant agree as follows:

ARTICLE 1

DEFINITIONS

The following terms shall be defined in this Lease as follows:

(a) Excusable Delay: Any delay caused by the action or inaction of any governmental agency or authority or other regulatory body, shortages or unavailability of materials, labor disputes or strikes, job actions, fire or other casualty, delays in transportation, acts of God, court or administrative orders or regulations, moratoria of any type, adjustment of insurance, acts of war, terrorism, public disorder, riots or civil disturbance, or by anything else beyond the reasonable control of Landlord, including delays caused directly or indirectly by the action or inaction of Tenant or Tenant's Agents.

(b) Fair Market Value: The amount a willing and independent tenant or buyer would pay to a willing and independent landlord or seller at arm's length (neither party being compelled to lease or purchase) if the Leased Premises were being used for the purposes permitted by this Lease.

(c) Insurance Requirements: All terms of any insurance policy maintained by Landlord with respect to the Premises and all requirements of the National Board of Fire Underwriters (or any other body exercising similar function) applicable to or affecting all or any part of the Premises.

(d) Legal Requirements: All statutes, codes, regulations and/or ordinances of any governments, regulatory authorities, agencies, officials and officers, which may at any time apply to the Leased Premises and/or to the business or other activities conducted by Tenant in the Leased Premises.

(e) Lien: Any mortgage, pledge, lien, charge, encumbrance or security interest of any kind, including any inchoate mechanic's or materialmen's lien.

(f) Net Award: Any insurance proceeds or condemnation award payable in connection with any damage, destruction or taking, less all expenses including reasonable attorneys fees incurred by Landlord to recover such amount.

(g) Outline Specifications: The Schematic Floor Plan Drawing prepared by Schmitt Anderson Architects entitled "CAR – RELIANCE, 5 Caufield Place, Newtown, PA, Suite 102, FLOOR PLAN" and marked as EXHIBIT 'D-1' and the list of tenant improvements set forth in the document prepared by V.J. Scozzari & Sons, Inc. entitled "CAR Building D Suite 102 Fit-Out RamTech Holdings Inc.", attached hereto and identified as Exhibit D-2.

(h) Prime Rate: The prime commercial lending rate published in The New York Times or Wall Street Journal.

(i) Planned Community Association: Any planned community association, condominium association, property owners' association, master plan, by-laws, declaration of restrictions, covenants and easements, rules and regulations, specifications, architectural guidelines, and any supplements adopted thereto, or the like governing the Land and/or the Premises whether existing on the date of execution and delivery of this Lease or on the Commencement Date or created, adopted or amended during the Term of this Lease.

(j) Restoration: The replacement or rebuilding of the Building or any portion thereof as nearly as reasonably practicable to its value, condition and character immediately prior to any damage, destruction or Taking. Restoration shall not include the repair, replacement or restoration of any of Tenant's leasehold improvements, betterments, trade fixtures, merchandise or other property belonging to Tenant or installed by Tenant in its Leased Premises.

(k) Tenant's Agents: Tenant's agents, employees, contractors, subcontractors, invitees, licensees, representatives, guests, officers, directors and partners, including without limitation, any other person or entity hired by Tenant to perform services or deliver goods or materials, but specifically excluding Tenant.

(l) Tenant's Proportionate Share: For all purposes of this Lease, Tenant's Proportionate Share shall be deemed to be 23.8%.

ARTICLE 2

LEASE TERM

2.1 Landlord, for and in consideration of the agreements hereinafter set forth and made by Tenant, does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Leased Premises together with the non-exclusive right to use 28 outdoor automobile parking spaces on the Premises and the right to use in common with others entitled thereto such other elements of the Premises and the Building as are intended for common use, subject to the terms and conditions of this Lease and to the rules and regulations for the use thereof as established by

Landlord and the Planned Community Association from time to time. Such common elements of the Building may include elements such as elevators, hallways, stairways, public bathrooms, common entrances, lobby and other similar public areas in the Building. Such common areas of the Premises may include elements such as the parking areas, driveways, sidewalks, parks and grounds and other similar public areas on the Premises. Landlord may change the Building common elements if the changes do not materially and unreasonably interfere with Tenant's access to the Leased Premises or use of them.

2.2 The term (the "Term") of this Lease shall commence on the earlier of (i) that date when Landlord shall have completed the Leased Premises in accordance with the terms of this Lease or (ii) the date on which Tenant takes occupancy of the Leased Premises for purposes of conducting its business (the "Commencement Date") and shall end on the Termination Date. As used in this Lease, the term "Termination Date" shall be defined as the day preceding the fifth (5th) anniversary of the Commencement Date or, if the Commencement Date occurs on any day of the calendar month other than the first day of a calendar month, the last day of the calendar month occurring five (5) years after Commencement Date, or such earlier date upon which the Term may expire or be terminated pursuant to law or this Lease. Landlord shall use good faith commercially reasonable efforts, subject to Excusable Delay, to complete the Leased Premises in accordance with the terms of this Lease within one hundred thirty-five (135) days after the date that this Lease is signed by a duly authorized agent of Tenant and delivered by Tenant to Landlord. (This date; i.e., one hundred thirty-five (135) days after Tenant's delivery of the signed Lease to Landlord shall be referred to herein as the "Anticipated Commencement Date".) If the Leased Premises are not completed in accordance with the terms of this Lease within one (1) month after the Anticipated Commencement Date, Tenant shall have the right, upon seven (7) days written notice to Landlord, to terminate this Lease provided no delay in completing the Leased Premises was caused by any act or omission by Tenant or any of Tenant's Agents.

2.3 The Leased Premises shall be deemed to be complete when the following has occurred:

(a) all of the Finish Work (as defined in Article 6 hereof) has been completed except for (i) minor details of construction or minor mechanical adjustments that do not unreasonably interfere with Tenant's use of the Leased Premises; (ii) Extra Work (as defined in Article 6 hereof); and (iii) any part of the Finish Work which is not completed due to any act or omission by Tenant or any of Tenant's Agents, such as delays due to changes in the Finish Work or delays in providing information or giving approvals; and

(b) all of the sanitary, electrical, heating, air conditioning and other systems that serve the Leased Premises shall be completed and in good order and operating condition except for (i) minor details of construction or minor mechanical adjustments that do not unreasonably interfere

with Tenant's use of the Leased Premises; and (ii) any part of the Leased Premises which is not completed due to any delay caused by Extra Work or by any act or omission by Tenant or Tenant's Agents; and (iii) any part thereof to be completed by Tenant; and

(c) Landlord shall have (i) obtained a valid temporary or permanent certificate of occupancy for the Leased Premises, or (ii) been prevented from or delayed in obtaining such certificate of occupancy by any act or omission by Tenant or Tenant's Agents; provided that Landlord has previously provided Tenant with at least ten (10) days notice of Landlord's inability to obtain a certificate of occupancy by reason of any act or omission by Tenant or any of Tenant's Agents and the reason for such inability.

If any condition listed above shall be delayed due to any act or omission of any nature by Tenant or Tenant's Agents, then the Commencement Date shall be accelerated by a time period equal to the number of days of such delay by Tenant or Tenant's Agents.

2.4 By entering into occupancy of any part of the Leased Premises, Tenant shall be conclusively deemed to have agreed that the Leased Premises were in satisfactory condition on the date of occupancy, except for (a) latent defects and (b) minor details of construction or mechanical adjustment referred to above, unless within ten (10) days after entering into occupancy Tenant shall give notice to Landlord setting forth in specific detail those items in the Leased Premises that are not in satisfactory condition. Landlord shall use good faith commercially reasonable efforts to complete any such minor details expeditiously.

2.5 Subsequent to the Commencement Date, Landlord and Tenant shall enter into an agreement memorializing the Commencement and Termination Date of this Lease.

ARTICLE 3

BASIC RENT; ADDITIONAL RENT; NET LEASE

3.1 Tenant shall pay rent ("Basic Rent") to Landlord during the Term in the amounts and at the times provided in Exhibit B. Basic Rent shall be payable on the first day of each consecutive month during the term (the "Basic Rent Payment Dates").

3.2 In addition to the Basic Rent, Tenant shall pay when due, as additional rent ("Additional Rent"), all other amounts, costs and obligations which Tenant herein agrees to pay or is otherwise obligated to pay to Landlord under this Lease, together with all interest, fees and other charges which may be payable pursuant to the terms of this Lease. All such amounts, costs and obligations, together with any interest, fees and/or other charges thereon, shall be deemed Additional Rent regardless of whether they are specifically referred to as Additional Rent in this

Lease. Landlord shall have the same rights and remedies as are provided for in this Lease or at law or in equity for non-payment of Additional Rent as are available for non-payment of Basic Rent.

3.3 Tenant agrees that this is a net lease. Tenant agrees to pay to Landlord all Basic Rent and all Additional Rent when due and payable hereunder without any advance notice, demand, offset, counterclaim, deduction, defense, abatement or deferment of any kind. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall Tenant have any right to terminate or avoid this Lease, nor shall the obligations and liabilities of Tenant hereunder be in any way affected for any reason. The obligations of Tenant hereunder shall be separate and independent covenants and agreements. If the Commencement Date shall fall on a day other than the first day of a calendar month, the Basic Rent and any Additional Rent payable for the period from the Commencement Date to the last day of that calendar month shall be apportioned for the number of days remaining in that calendar month.

3.4 Tenant shall pay Landlord a late charge of four percent (4%) if any Basic Rent or Additional Rent is not paid within five (5) days of the date when due. This late charge will be due upon demand as Additional Rent.

3.5 Except for the service or utility charges (a) which are covered in Section 3.6 and (b) which are included in the Landlord's Operating Expenses as set forth in Section 5.1, Tenant will contract for and pay directly to the provider of any and all utilities and services used in or about the Leased Premises including, but not limited to, security, telephone, cable, telecommunications, data, communications, internet access, janitorial cleaning and all other services or utilities provided to or used in or about the Leased Premises. If requested by Landlord, Tenant shall furnish to Landlord satisfactory proof of payment for such services.

3.6 Tenant shall pay to Landlord, as Additional Rent, the cost of all electricity, natural gas and water provided to or used in or about the Leased Premises or used in connection with providing heating, cooling and/or ventilation to the Leased Premises and operating HVAC equipment that serves the Leased Premises or any part thereof. Landlord and Tenant shall follow the same procedure for billing and payment of the cost of the foregoing utility services as the procedure for billing and payment of Landlord's Operating Expenses as set forth in Article 5.

ARTICLE 4

REAL ESTATE TAXES

4.1 As used in this Lease, the term "Taxes" shall be defined as follows: all real estate

taxes, assessments and other governmental charges and levies, special or otherwise, of any kind or nature whatsoever, (a) which are levied, imposed or assessed upon the Building directly or allocated to the Building by Landlord or (b) which are allocated or charged to the Building or the owner of the Building pursuant to the rules, regulations, by-laws, declarations or any other requirements of any Planned Community Association. If at any time during the Term of this Lease the method of taxation or assessment shall be changed so that in addition to or in lieu of or as a substitute for the whole or any part of the Taxes now levied, imposed or assessed upon real estate as such there shall be levied, imposed or assessed: (i) a tax upon the rents received; or (ii) a license fee measured by the rents receivable by Landlord; or (iii) a tax or license imposed upon Landlord which is otherwise measured by or based in whole or in part upon the real estate, then the same shall also be within the definition of the term "Taxes" above. If, at any time during the Term, the Building is not is not fully leased and occupied by tenants, the Taxes shall be calculated on a normalized and annualized basis as if the Building were fully leased and occupied by tenants throughout the period of time for which the Taxes are being calculated.

4.2 Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of all Taxes for each calendar year during the Term; provided, however, that if any special assessments may be payable in installments, Landlord may elect to pay same over the longest period allowed by law. Tenant's Proportionate Share of said Taxes for less than a year shall be prorated and apportioned.

4.3 On or about the Commencement Date and thereafter within ninety (90) days following the first day of each calendar year within the Term, Landlord shall determine or estimate the Taxes for such calendar year (the "Projected Taxes") and shall submit such information to Tenant in a written statement ("Landlord's Tax Statement").

4.4 Commencing on the first day of the month immediately following the submission of any Landlord's Tax Statement and continuing thereafter, until Landlord renders the next Landlord's Tax Statement, Tenant shall pay to Landlord on account of its obligation to pay its Proportionate Share of all Taxes under Section 4.2 of this Lease, a sum (the "Monthly Tax Payment") equal to one-twelfth (1/12) of Tenant's Proportionate Share of the Projected Taxes for such calendar year. Tenant's first Monthly Tax Payment after receipt of Landlord's Tax Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the calendar year which shall have elapsed prior to such first Monthly Tax Payment, times the Monthly Tax Payment; minus any Additional Rent already paid by Tenant on account of its obligation under Section 4.2 of this Lease for such calendar year. All payments required to be made pursuant to this Section shall be deemed Additional Rent.

4.5 Each Landlord's Tax Statement shall reconcile the payments made by Tenant pursuant to the preceding Landlord's Tax Statement with Tenant's Proportionate Share of the

actual amount of Taxes imposed for the period covered thereby. Any balance due to Landlord shall be paid by Tenant within thirty (30) days of receipt of Landlord's Tax Statement and any surplus shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent, or if the Term shall have expired, such surplus shall be refunded to Tenant within thirty (30) days after the date of Landlord's Tax Statement. If, however, the Term shall have expired as a result of a default by Tenant, Landlord shall have the right to retain such surplus to the extent Tenant owes Landlord any Basic Rent or Additional Rent.

4.6 If Landlord shall receive any refund of Taxes in respect of a calendar year and if Tenant shall have paid Additional Rent based on the Taxes paid prior to the refund, Landlord shall deduct from such tax refund any reasonable expenses, including, but not limited to, attorney's fees, accountant's fees and appraisal fees, incurred in obtaining such tax refund. Out of the remaining balance of such tax refund, Landlord shall credit Tenant's Proportionate Share of such refund against the next accruing monthly installment(s) of Additional Rent, or if the Term shall have expired, Tenant's Proportionate Share of such refund shall be refunded to Tenant within thirty (30) days after receipt thereof by Landlord. If, however, the Term shall have expired as a result of a default by Tenant, Landlord shall have the right to retain Tenant's Proportionate Share of the refund to the extent Tenant owes Landlord any Basic Rent or Additional Rent. Any expenses incurred by Landlord in contesting the validity or the amount of the assessed valuation of the Premises or any Taxes, to the extent not offset by a tax refund, shall be included as an item of Taxes for the tax year in which such contest shall be finally determined for the purpose of computing the Additional Rent due Landlord or any credit due to Tenant hereunder. Tenant shall not be obligated to pay any amounts Landlord expends to contest the validity or the amount of the assessed valuation of the Premises or any Taxes if Landlord loses the contest; i.e., fails to obtain any refund.

4.7 While proceedings for the reduction in assessed valuation for any year are pending, the computation and payment of Tenant's Proportionate Share of Taxes shall be based upon the original assessments for such year.

4.8 Tenant shall also pay to Landlord, as Additional Rent, upon demand, the amount of all increases in Taxes and/or all assessments or impositions levied or assessed against or imposed upon the Premises, the Building or the Leased Premises or any part thereof which are attributable to additions or improvements in, on or about the Leased Premises made by or on behalf of Tenant or which in whole or in part belong to Tenant.

4.9 In no event shall any adjustment in Tenant's obligation to pay Additional Rent under this Article 4 result in a decrease in the Basic Rent payable hereunder. Tenant's obligation to pay Additional Rent and Landlord's obligation to credit to Tenant any amount pursuant to the provisions of this Article 4 shall survive the Termination Date. The provisions of Section 28.3

shall apply to Landlord's Tax Statement.

ARTICLE 5

OPERATING EXPENSES

5.1 As used in this Lease, the term "Landlord's Operating Expenses" shall be defined as follows: any and all costs or expenses paid or incurred by Landlord in connection with the ownership, operation, management, maintenance, repair, equipment and replacement of the Building. The Landlord's Operating Expenses shall include, but not be limited to, the cost of common area electricity; water, gas, fuel or other utilities; sewer meter charges; window cleaning; exterminating; water treatment, insurance of all kinds carried in good faith by Landlord and applicable to the Premises (including, without limitation, property, liability and rent insurance); snow and ice removal; maintenance and cleaning of the parking lots and driveways (including resurfacing and restriping); landscape and grounds maintenance; maintenance, repair and replacement of all storm water management facilities serving the Building; maintenance, repair and replacement of utility systems and elevators; other maintenance and repairs of any kind for which Landlord is not reimbursed; painting of the exterior or common areas of the Building; maintenance, repair and replacement of worn out or damaged mechanical, electrical, or HVAC equipment; rubbish removal; management fees equal to five percent (5%) of the annual basic rent due and payable on the Building assuming the Building is fully occupied by tenants paying the same basic rent rate as paid by Tenant hereunder; costs of maintenance and service agreements; any common expense, expense, cost, fee, interest, tax, assessment, dues, legal fees or other charges which are allocable or chargeable to the Building or the owner of the Building pursuant to the rules, regulations, by-laws, declarations or other requirements of any Planned Community Association; fire protection and alarm systems and equipment; fire service charges; wages, salaries, fringe benefits and other compensation paid to all persons engaged by Landlord for the operation, management, maintenance or repair of the Premises, including payroll taxes, state and local unemployment taxes, social security taxes and workers' compensation for such persons; legal and accounting expenses (except legal expenses incurred in preparing leases or enforcing the terms of leases); all supplies and materials used in the operation and maintenance of the Premises; licenses, permits and other governmental charges; depreciation on and rentals of machinery and equipment used in the operation and maintenance of the Premises; and any other expense or cost, which, in accordance with generally accepted accounting principles and the standard management practices for property comparable to the Premises, would be considered as an expense of operating, managing, maintaining, repairing, equipping or replacing the Premises. Excluded from Landlord's Operating Expenses are (a) Taxes; and (b) all charges for (i) electricity, natural gas and water provided to or used in or about the Leased Premises, payment

for which is covered in Section 3.6 above and (ii) security, telephone, cable, telecommunications, data, communications, internet access, janitorial cleaning, and any and all other similar services provided to or used in or about the Leased Premises, all of which shall be contracted for and paid directly by Tenant. All accounting for Landlord's Operating Expenses shall be on the accrual basis. In the event that, at any time during the Term, the Premises are not fully leased and occupied by tenants, Landlord's Operating Expenses shall be projected as if the Premises were fully occupied at all times. Acting through a building manager or other authorized personnel of Landlord or hired by Landlord, Landlord shall provide for and/or procure the management, maintenance, repair and other services set forth in Section 5.1 above and the cost thereof shall be passed through to Tenant as set forth in this Article 5.

5.2 Also excluded from Landlord's Operating Expenses are the following:

(a) Capital expenses except those required by to comply with any change in Federal, state, or local statute, rule regulation or order which takes effect after the date of this Lease;

(b) Salaries or benefits for Landlord's executives and employees above the grade of Building manager.

(c) Expenditures which would otherwise fall within the definition of Landlord's Operating Expenses for which Landlord is reimbursed from any insurance carrier, from any tenant, including the Tenant, or from any other source.

(d) Bad debt loss, rent loss, or reserves for either of them.

(e) Costs incurred by Landlord in performing special work or furnishing special services for any tenant in that tenant's leased premises (including Tenant) to the extent that such work or service is (a) in excess of any work or service that Landlord is obligated to furnish under the lease to such tenant at Landlord's expense; and (b) not provided on a consistent basis for the benefit of all tenants in the Building.

(f) The cost of electricity furnished to any particular tenant's leased premises and paid for by such tenant; provided, however, that all costs of electric service to common areas of the Building and Premises and for the HVAC system of the Building shall be included in the Landlord's Operating Expenses.

(g) Financing costs, including points, commitment fees, broker's fees, legal fees, and mortgage interest and amortization payments.

(h) Costs incurred in connection with the construction of the Building or the initial development of the Property.

(i) Costs incurred by Landlord arising out of its failure to perform or breach of any of its covenants, agreements, representations, warranties, guarantees or indemnities made under this Lease.

(j) Costs, fines or penalties incurred by Landlord due to violations of any applicable governmental law, requirement or order.

(k) Costs incurred in the removal, abatement or other treatment of asbestos or other hazardous substances present in the Building or on the Property unless caused by Tenant or any of Tenant's Agents.

(l) Legal fees, space planner's fees, advertising costs, real estate brokers' commissions and other costs incurred by Landlord in connection with leasing space and negotiating leases with tenants of the Building, or legal fees in connection with disputes between Landlord and any tenant of the Building, or between Landlord and any mortgagee.

(m) Costs of improving, altering, constructing or redecorating any interior space leased to tenants of the Building.

(n) Any amounts paid to a person, firm, corporation, or other entity related to Landlord which is in excess of the amount charged by unaffiliated parties for comparable goods or services.

(o) Costs incurred by Landlord to remedy any defects in the construction of the Building or Building equipment including the structural steel framing or the foundation of the Building; provided, however, that conditions resulting from ordinary wear and tear will not be deemed defects for the purpose of this exclusion.

(p) Costs of selling, syndicating, financing, mortgaging or hypothecating Landlord's interest in the Building, costs of any disputes between Landlord and its employees, or property managers.

(q) The rental value of any office space in the Building which is occupied and utilized by Landlord for the leasing or marketing of office space in the Building.

(r) Amounts paid as ground rental.

5.3 Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of all of Landlord's Operating Expenses for each calendar year during the Term. Tenant's Proportionate Share of Landlord's Operating Expenses for less than a year shall be prorated and apportioned.

5.4 On or about the Commencement Date and thereafter within ninety (90) days after the

first day of each calendar year within the Term, Landlord shall determine or estimate Landlord's Operating Expenses for such calendar year (Landlord's Estimated Operating Expenses') and shall submit such information to Tenant in a written statement ("Landlord's Expense Statement").

5.5 Commencing on the first Basic Rent Payment Date after the submission of any Landlord's Expense Statement and continuing thereafter until Landlord renders the next Landlord's Expense Statement, Tenant shall pay to Landlord on account of its obligation to pay its Proportionate Share of all of Landlord's Operating Expenses under Section 5.2 of this Lease, a sum (the "Monthly Expense Payment") equal to one-twelfth (1/12) of Tenant's Proportionate Share of Landlord's Estimated Operating Expenses for such calendar year. Tenant's first Monthly Expense Payment after receipt of Landlord's Expense Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the calendar year which shall have elapsed prior to such first Monthly Expense Payment, times the Monthly Expense Payment; minus any Additional Rent already paid by Tenant on account of its obligation under Section 5.2 of this Lease for such calendar year. All payments required to be made pursuant to this Section shall be deemed Additional Rent.

5.6 Each Landlord's Expense Statement shall reconcile the payments made by Tenant pursuant to the preceding Landlord's Expense Statement with Tenant's Proportionate Share of Landlord's Operating Expenses for the period covered thereby. Any balance due to Landlord shall be paid by Tenant within thirty (30) days of receipt of Landlord's Expense Statement and any surplus shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent, or if the Term shall have expired, such surplus shall be refunded to Tenant within thirty (30) days after the date of Landlord's Expense Statement. If, however, the Term shall have expired as a result of a default by Tenant, Landlord shall have the right to retain such surplus to the extent Tenant owes Landlord any Basic Rent or Additional Rent.

5.7 Landlord agrees to maintain complete records of all costs reimbursable by Tenant under the terms of this Lease, including amounts charged Tenant under Articles 4 and 5 of this Lease. All such records will be maintained in accordance with generally accepted accounting practices and will be retained for a period of two (2) years following the date on which such costs were charged to Tenant. Tenant or its representative shall have the right to examine Landlord's books and records with respect to the items in Landlord's Expense Statement during normal business hours at any time within thirty (30) days following the delivery by Landlord to Tenant of such Landlord's Expense Statement. Unless Tenant shall give Landlord a notice objecting to Landlord's Expense Statement and specifying the respects in which such Statement is claimed to be incorrect within forty-five (45) days after delivery of same, such Landlord's Expense Statement shall be considered as final and accepted by Tenant. If Tenant disputes such Landlord's Expense Statement, Tenant shall pay the monies set forth thereon as a condition

precedent to contesting said obligation. All charges not billed by Landlord to Tenant within one (1) year after the end of the calendar year in which the charge was incurred shall not subsequently be billed by Landlord to Tenant and shall not be payable by Tenant. The provisions of this section shall survive the termination or expiration of this Lease.

5.8 In no event shall any adjustment in Tenant's obligation to pay Additional Rent under this Article 5 result in a decrease in the Basic Rent payable hereunder. Tenant's obligation to pay Additional Rent, and Landlord's obligation to credit to Tenant any amount pursuant to the provisions of this Article 5 shall survive the Termination Date.

5.9 Tenant shall also pay to Landlord, as Additional Rent, upon demand, the amount of any increase in Landlord's Operating Expenses which is attributable to (a) any special or disproportionate use or manner of use of the Premises, the Building or the Leased Premises by Tenant; or (b) any special or unique activities conducted in or about the Premises, the Building or the Leased Premises or the Building by Tenant or on behalf of Tenant; or (c) the negligence or omissions or intentional acts of Tenant or Tenant's Agents; or (d) any violation by Tenant of any rule or regulation established by Landlord with respect to the Premises, the Building or the Leased Premises pursuant to the terms of this Lease; or (e) any violation by Tenant, or by Tenant's Agents of any requirements of the Planned Community Association, including, but not limited fines imposed for violations of any declaration or rules and regulations, as well as costs of repair or replacement of damaged, destroyed or removed common elements or common element improvements on the Land or Premises or (g) any special assessments, allocations, budget amendments, adjustments or increases made by the Planned Community Association to or for common expenses, expenses, costs, fees, fines, late charges, interest, taxes, assessments, dues, legal fees or other charges which are allocable or chargeable to the Building or the owner of the Building. The provisions of Section 28.3 shall apply to Landlord's Expense Statement. Any increases in Landlord's Operating Expenses caused by a tenant (or its agents) engaging in or creating any use, activity, act, omission or condition covered by this Section 5.8 shall be charged only to the specific tenant who is responsible for such use, activity, act, omission or condition.

5.10 With respect to electrical energy used in the Leased Premises, Landlord shall not be liable in any way to Tenant (a) for any loss, damage, failure, defect or change in the quantity or character of electricity, or (b) if such quantity or character of electricity is no longer available or suitable for Tenant's requirements, or (c) for any cessation, diminution or interruption of the supply thereof. If electrical service to the Leased Premises is interrupted, Landlord shall take reasonable steps to restore electrical to the Leased Premises.

5.11 Landlord shall not be liable in the event of any interruption in the supply of any other utility, including but not limited to, air conditioning, ventilation, heat or water, and Tenant agrees that such supply may be interrupted for inspection, repairs, replacement and in

emergencies. In the case of interruption of any of the utility services covered by this section for non-emergency inspection, repairs or replacement, Landlord will make commercially reasonable efforts to provide reasonable notice of such interruption and shall not unreasonably interfere with Tenant's use of the Leased Premises.

5.12 The failure of Landlord to furnish any service hereunder, or the interruption of any utility service to the Leased Premises, including but not limited to, electricity, air conditioning, ventilation, heat or water, shall not be construed as a constructive eviction of Tenant and shall not excuse Tenant from full performance of any of its obligations hereunder and shall not give Tenant any claim against Landlord for damages for failure to furnish such service.

ARTICLE 6

LAYOUT AND FINISH OF LEASED PREMISES

6.1 Landlord has previously submitted to Tenant, and Tenant has previously approved a schematic drawing showing the proposed office layout and other finishes within the Leased Premises as desired by Tenant. This schematic drawing shall be referred to herein as the "Schematic Drawing", a copy of which is attached hereto as Exhibit D-1.

6.2 As promptly as is reasonably practicable after the execution of this Lease, Landlord shall cause to be prepared architectural and engineering working drawings and specifications for the subdivision of and construction of the improvements in the Leased Premises consistent with the Schematic Drawing and the Outline Specifications and shall submit these to Tenant for its review and approval (which approval shall not be unreasonable withheld or delayed). Tenant shall notify Landlord within five (5) business days of receipt of the working drawings and specifications whether Tenant desires to revise or modify any matters shown thereon and shall specify in writing the specifics of any such desired revisions or modifications. Thereafter Landlord shall submit to Tenant, for Tenant's approval (which approval shall not be unreasonably withheld or delayed), revised working drawings and specifications incorporating such revisions and modifications as are acceptable to Landlord. Tenant shall notify Landlord whether such revised working drawings and specifications are approved within three (3) business days after receipt thereof (the portion of these working drawings and specifications so approved being herein called the "Working Drawings"). In the event Landlord and Tenant are unable to agree upon any item shown on the working drawings and specifications, Landlord shall have the right to complete the work shown on the Working Drawings and, with respect to revisions or modifications requested by Tenant but disapproved by Landlord, Landlord shall have the right (but not the obligation) to perform the work as shown in the Schematic Drawing and Outline Specifications. If Tenant fails to notify Landlord of any desired revisions or modifications of the

Working Drawings within the period specified above, Tenant shall be deemed to have approved them. As promptly as is reasonably practicable after receiving the necessary governmental approvals required for the commencement of construction. Landlord shall, through a contractor or contractors hired for such construction, proceed subject to Excusable Delay to construct all the work shown on the Working Drawings (all such work being herein called the "Finish Work").

6.3

6.4 The term "Extra Work", as used herein, shall refer to any portion of the Finish Work which is beyond the scope of the Outline Specifications or to any tenant improvements that are beyond the scope of the Outline Specifications. Prior to proceeding with the construction of any Extra Work, Landlord shall submit to Tenant a statement setting forth the Costs of the Extra Work and the terms and conditions upon which such Extra Work is to be performed, including, if known, the effect upon the Commencement Date. Tenant shall approve or disapprove such statement of Costs, terms and conditions within three (3) business days after receipt thereof. If any items are disapproved, Tenant shall specify in writing the specific details of any such disapproved items.

6.5 The term "Costs" as used herein with respect to the Extra Work shall include the additional costs, fees and charges for the design and construction of the Extra Work and all permit and inspection fees and the reasonable fees of any architects, engineers or attorneys whose services may be required by Landlord because of the nature of the Extra Work.

6.6 Tenant shall pay as Additional Rent hereunder the Costs of all Extra Work in advance of the commencement of construction of the Extra Work.

6.7 Tenant agrees that, while Landlord is performing Base Building Work, Finish Work and Extra Work (if applicable):

(a) Tenant shall not perform or cause to be performed any alteration, construction, fixturing, decoration or other work in the Leased Premises by Tenant or by Tenant's Agents without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) In the event that Landlord shall grant its consent to Tenant's performing such

alteration, construction, fixturing, decoration or other work in the Leased Premises, then Tenant agrees promptly to notify Landlord in writing of the names of Tenant's Agents who are to work in said Leased Premises, and to provide Landlord with any other information reasonably required by Landlord. Tenant's Agents must work in harmony with and who will not interfere with or disrupt the work of Landlord's contractors and subcontractors. All work done by Tenant and Tenant's Agents shall be scheduled and performed so as not to conflict, interfere with, or delay Landlord's completion of the Building or the Leased Premises or the Finish Work. In the event that Tenant or Tenant's Agents do not work in harmony with, or interfere with, labor employed by Landlord, its agents, contractors, subcontractors or employees, or in the event any work stoppage, jurisdictional labor dispute or other interference with Landlord, its agents, contractors, subcontractors or employees occurs, of which facts Landlord shall be sole and absolute judge, Landlord shall have the right to require Tenant, upon written demand, to remove or cause the immediate removal of all Tenant's Agents from the Leased Premises and the Building and Tenant agrees to comply with such demand immediately. In the event that Tenant fails to comply immediately with such demand and thereby causes a delay in Landlord's construction activity, it shall be a material breach of this Lease for which Landlord shall be entitled to pursue all of its rights and remedies hereunder and at law and/or equity.

(c) Landlord shall not be liable in any way for any injury, loss, damage or delay which may occur to any of Tenant's fixtures, equipment, decorations, installations or other property of any nature whatsoever which Tenant elects to install or place in or about the Leased Premises prior to the Commencement Date pursuant to this Article. Such items shall be installed and/or placed in or about the Leased Premises solely at Tenant's risk. Tenant shall be liable to Landlord in the event Tenant or Tenant's Agents damage Landlord's installations, or mechanical equipment, or other property.

(d) Tenant shall submit proof to Landlord's reasonable satisfaction, prior to entering upon the Leased Premises pursuant to this Article, that Tenant and each of Tenant's Agents entering upon the Leased Premises have in full force and effect comprehensive general public liability insurance and casualty insurance in satisfaction of the requirements of this Lease.

6.8 Landlord shall obtain, at Landlord's expense, only those building permits required in connection with the portion of the Finish Work within the scope of the Working Drawings and the Outline Specifications. Tenant shall obtain, at its expense, all permits, licenses or authorizations of any nature required in connection with the operation of Tenant's business at the Leased Premises or any work performed by or on behalf of Tenant.

ARTICLE 7

MAINTENANCE, ALTERATIONS AND ADDITIONS; REMOVAL OF TRADE FIXTURES

7.1 Tenant agrees to keep the Leased Premises in good order and condition (except for ordinary wear and tear) and, except as provided in Section 7.3, will make all non-structural repairs, alterations and replacements, ordinary and extraordinary, foreseen or unforeseen, unless the need for any such repair or replacement is the result of the negligence, gross negligence or intentional misconduct of Landlord or any of Landlord's Agents and shall take such other action as may be necessary or appropriate to keep and maintain the Leased Premises in good order and condition; including, but not limited to, repairs to the mechanical, plumbing, electrical and other systems and utility lines located within the Leased Premises or serving the Leased Premises. Except as expressly provided in this Lease, neither Landlord, nor any Planned Community Association formed during the Term of the Lease, shall be obligated in any way to maintain, alter or repair the Leased Premises. Except with respect to repairs or restoration undertaken by Landlord, neither the Landlord nor any Planned Community Association formed during the Term of the Lease, will be liable for any labor, services or materials furnished or to be furnished to Tenant for repairs or restoration of the Leased Premises or any part thereof, and no mechanics' or other liens for any such labor or materials shall attach to or affect the interest of Landlord in and to the Leased Premises or the Building.

7.2 Landlord hereby authorizes Tenant to assert all rights and claims, and to bring suits, actions or other proceedings, in Landlord's name or in either or both Landlord's and Tenant's name, with respect to any and all contracts, manufacturer's or supplier's warranties or guaranties, express or implied, relating to any part of the Leased Premises required to be maintained, repaired, altered, removed or replaced by Tenant; provided, however, that Landlord shall not be obligated to incur any cost in connection therewith. Tenant shall not be obligated to assert any such rights and claims. If Tenant elects not to assert a right or claim of this nature, Landlord in its own discretion may elect to do so, and the reasonable costs incurred by Landlord shall be reimbursed to Landlord by Tenant. In the event that Tenant elects to assert any such rights and claims, Landlord shall assign to Tenant all warranties and guaranties received from suppliers or subcontractors with respect to the Leased Premises necessary to assert these rights and claims.

7.3 Landlord shall promptly make all repairs and replacements to the foundations and structural columns and beams and structural members of the bearing and exterior walls of the Building. In the event that such repairs and replacements are necessitated by the nature of Tenant's use of the Leased Premises or the negligence or omissions or intentional acts of Tenant or Tenant's Agents, Tenant shall reimburse Landlord, upon demand, for the cost thereof.

7.4 Tenant shall make no additions, improvements or alterations to the Leased Premises without Landlord's prior written approval and provided the additions, improvements or

alterations are not inconsistent with the requirement of any Planned Community Association. If Tenant desires to make any non-structural addition, improvement or alteration of the Leased Premises, Tenant must first (a) submit to Landlord detailed plans and specifications therefor; and (b) receive Landlord's written approval of such plans and specifications (which approval shall be at Landlord's reasonable discretion). Tenant may make minor cosmetic or decorative improvements or alterations to the Leased Premises such as painting, wall coverings and floor coverings without obtaining Landlord's prior written approval so long as the aggregate total cost of such minor work does not exceed the aggregate total of $25,000.00 per calendar year. Notwithstanding the foregoing, any addition, improvement or alteration that requires a construction permit from Newtown Township will require Landlord's prior written approval.

7.5 All of the following conditions must be satisfied in connection with any such work for which Tenant seeks Landlord's approval:

(a) the work must not affect, alter, interfere with or disrupt any of the electrical, mechanical, plumbing, heating, air conditioning, ventilating or other systems of the Building, nor affect the outside appearance or roof or any structural element of the Building;

(b) the work (i) must not diminish or reduce the Fair Market Value of the Building; (ii) shall be completed expeditiously in a good and workmanlike manner, and in compliance with all applicable Legal and Insurance Requirements; (iii) shall be completed free and clear of all Liens and Tenant must obtain and deliver to Landlord Lien waivers from all contractors and/or subcontractors performing work or supplying materials prior to final payment for the work; and (iv) shall become part of the Leased Premises and subject to this Lease. Upon Landlord's written request to do so, Tenant must remove such additions, improvements and alterations and promptly repair any damage to the Leased Premises caused thereby and restore the Leased Premises to the condition existing prior to the installation of such additions, improvements or alterations, unless at the time that Tenant obtains Landlord's prior written approval for such additions, improvements or alterations, Tenant also obtains Landlord's written approval to leave such additions, improvements or alterations in place after the Termination Date. No addition, improvement or alteration of the Leased Premises will be permitted by Landlord if Tenant is in default under the Lease following any applicable notice and/or cure period under Article 17 of this Lease.

(c) prior to commencement of the work Tenant must submit to Landlord documentation evidencing proof of insurance in types and amounts of coverage acceptable to Landlord in its reasonable discretion covering Tenant and each of Tenant's Agents performing such work and naming Landlord as an additional insured.

7.6 Tenant may install or place in the Leased Premises, and upon Termination of this

Lease Tenant must remove from the Leased Premises any personal property including, but not limited to, trade fixtures, machinery, equipment belonging to Tenant, provided that (a) Tenant shall repair all damage caused by such removal and (b) Tenant shall not install any equipment, machinery or other items upon the roof or the exterior of the Building or make any openings on or about the roof or the exterior of the Building.

ARTICLE 8

USE OF LEASED PREMISES

8.1 Tenant shall not, except with the prior written consent of Landlord, use or permit the use of the Leased Premises or any part thereof for any purpose or purposes other than general business office uses.

8.2 Tenant shall not use, or permit the use of, the Premises or the Building or the Leased Premises or any part thereof in any manner or for any purpose or do, or permit anything to be done in or about the Premises or the Building or the Leased Premises or any part thereof (including, but not limited to, the installation or operation of any electrical, electronic or other equipment) (a) which would violate any agreement, term, provision or condition of this Lease or is unlawful or violates the certificate of occupancy for the Building or for the Leased Premises, or violates any Legal or Insurance Requirement to which the Premises or the Building or the Leased Premises are subject, or (b) which could cause an overload of the electrical, mechanical, plumbing, heating, air conditioning, ventilating or any other system of the Building or which could exceed the floor load per square foot which the floor was designed to carry and which is allowed by law, or (c) which in the reasonable judgment of the Landlord may in any way (i) diminish the Fair Market Value of the Premises or the Building or the Leased Premises or (ii) impair or interfere with the proper and economic heating or air conditioning of the Building, or (d) which will violate the requirements of any Planned Community Association. Tenant shall not permit the Premises or the Building or the Leased Premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept thereon which, in the reasonable judgment of Landlord, would in any way impair or tend to impair or exceed the design criteria, the structural integrity, character or appearance of the Premises or the Building or any system or part thereof, or result in the use of the Premises or the Building or the Leased Premises or any part thereof in a manner or for a purpose not intended.

ARTICLE 9

INDEMNIFICATION; LIABILITY OF LESSOR

9.1 Tenant hereby indemnifies, and shall pay, defend, protect and hold Landlord (and any mortgagee of Landlord and the Planned Community Association) harmless from and against all liabilities, losses, claims, suits, demands, costs, expenses (including attorneys' fees and expenses) and judgments of any nature, (except to the extent Landlord is compensated by insurance maintained by Tenant hereunder and except for such of the foregoing as arise from the negligence or willful misconduct of Landlord, its agents, servants or employees without contributory negligence on the part of Tenant), arising, or alleged to arise, from or in connection with, (a) any injury to, or the death of, any person or loss or damage to property on or about the Premises arising from or connected with the possession, use, occupation, management or maintenance of the Leased Premises by Tenant or Tenant's Agents, (b) any violation of this Lease or of any Legal or Insurance Requirement, or (c) any violation of any requirement of any Planned Community Association, or (d) any act or omission by Tenant or Tenant's Agents. Tenant will resist and defend any action, suit or proceeding brought against Landlord by reason of any such occurrence by independent counsel selected by Tenant and reasonably acceptable to Landlord. The obligations of Tenant under this Article shall survive any termination of this Lease.

9.2 Except for such of the following claims as arise from the negligence, gross negligence or willful misconduct of Landlord, Tenant agrees to make no claim against Landlord for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, or loss of use of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, it being understood that Tenant assumes all risk in connection therewith.

9.3 Landlord hereby indemnifies, and shall pay, protect and hold Tenant harmless from and against all liabilities, losses, claims, demands, costs, expenses (including attorneys fees and expenses) and judgments of any nature (except to the extent Tenant is compensated by insurance or except for such of the foregoing as arise from the negligence or willful misconduct of Tenant or Tenant's Agents) arising from or in connection with any injury to, or the death of any person or loss or damage to property in the common areas of the Premises arising from the negligence gross negligence or willful misconduct of Landlord or Landlord's Agents. The obligations of Landlord under this Article shall survive any termination of this Lease.

ARTICLE 10

COMPLIANCE WITH REQUIREMENTS

10.1 Tenant shall (a) comply with (i) all Legal and Insurance Requirements, and (ii) the requirements of any Planned Community Association of which Tenant has written notice; and

(b) obtain and maintain at Tenant's sole expense, all permits, licenses and other authorizations required by any governmental or utility authority or regulatory agency or company for its use of the Premises and the Leased Premises and for the proper operation, maintenance and repair of the Leased Premises; provided, however, Landlord shall obtain at its own expense the construction permit to build the Finish Work.

10.2 Tenant shall not do, or permit to be done, anything in or to the Premises or the Leased Premises, or bring or keep anything therein which will, in any way, increase the cost of fire or public liability insurance on the Premises, or invalidate or conflict with the fire insurance or public liability insurance policies covering the Premises or any personal property kept therein by Landlord or the Planned Community Association, or obstruct or interfere with the rights of, or in any other way injure, Landlord or other tenants, or subject Landlord or the Planned Community Association to any liability for injury to persons or damage to property, or interfere with good order of the Building, or conflict with the Legal Requirements or the requirement of the Planned Community Association. Any increase in fire insurance premiums on the Premises or the contents therein, or any increase in the premiums of any other insurance carried by Landlord or the Planned Community Association in connection with the Building or the Premises, caused by the use or occupancy of the Premises or the Leased Premises by Tenant and any expense or cost incurred as a result of the negligence, carelessness or willful action of Tenant, shall be Additional Rent and paid by Tenant to Landlord upon demand.

10.3 Tenant shall, at its sole expense, comply with all federal or state or local laws, rules and regulations pertaining to the environment, hazardous substances or hazardous wastes as defined by any and all applicable environmental laws and any regulations promulgated thereunder and any successor or supplemental legislation and regulations ("Environmental Laws"). Tenant shall not cause or permit any "hazardous substance" or "hazardous waste" as such terms are defined by Environmental Laws to be brought, kept or stored within the Premises or the Leased Premises or any part thereof and will not engage in or knowingly permit any other person to engage in any activity, operation or business upon the Premises or the Leased Premises or any part thereof which involves the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances or hazardous wastes, above or below ground, or which would or could result in Tenant or the Premises or the Leased Premises or any part thereof being subject to the provisions of any Environmental Laws. In the event Tenant fails to comply with this Section, Tenant shall immediately furnish to Landlord evidence satisfactory to Landlord of the cessation of such activity, operation or business and that Tenant has complied with all applicable Environmental Laws.

10.4 (a) If Tenant receives any notice of the occurrence of any event involving the use, spill, discharge or cleanup of any hazardous or toxic substance or waste, or any oil or pesticide

on or about the Premises or the Leased Premises or into the sewer or waste treatment system serving the Premises or the Leased Premises (any such event is hereinafter referred to as a "Hazardous Discharge") or of any complaint, order, citation, or notice with regard to air emission, water discharges, noise emissions or any other environmental, health or safety matter affecting Tenant or the Premises or the Leased Premises (hereinafter referred to as an "Environmental Complaint") from any person or entity, including, without limitation, the Department of Environmental Protection of Pennsylvania and the United States Environmental Protection Agency ("EPA"), then Tenant shall give immediately oral and written notice of same to Landlord, setting forth in detail all relevant facts and circumstances.

(b) Without limitation of the foregoing, Landlord shall have the right, but not the obligation, after reasonable notice to Tenant (except in the event of an emergency where no notice shall be required) to enter onto the Leased Premises or to take such actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of or otherwise deal with any Hazardous Discharge or Environmental Complaint upon its receipt of any notice from any person or entity, including, without limitation, the Pennsylvania Department of Environmental Protection and the EPA, asserting the occurrence of a Hazardous Discharge or an Environmental Complaint on or pertaining to the Leased Premises. In the event the Hazardous Discharge or the Environmental Complaint arises out of or in connection with any act, negligence or omission on the part of Tenant or Tenant's Agents, then all costs and expenses incurred by Landlord in the exercise of any such rights shall be deemed to be Additional Rent hereunder and shall be payable by Tenant to Landlord upon demand. In the event the Hazardous Discharge or the Environmental Complaint arises out of or in connection with any act, negligence or omission on the part of Tenant or Tenant's Agents upon the Land or Premises subject to the Planned Community Association's control, then all costs and expenses incurred by the Planned Community Association shall be levied as assessments against the Leased Premises, and shall be deemed to be Additional Rent hereunder and shall be payable by Tenant to Landlord upon demand.

(c) If Tenant's operations on the Premises or the Leased Premises now or hereafter constitute an "Industrial Establishment" or similar designation subject to the requirements of any Environmental Laws or the regulations pertaining thereto, then prior to the expiration or sooner termination of the Lease and upon any and every condemnation, assignment or sublease (if permitted), change in ownership or control of Tenant or any other closure or transfer by Landlord or Tenant covered by any other Environmental Laws, Tenant shall comply with all requirements of all applicable Environmental Laws pertaining to an Industrial Establishment closing or transferring operations, at its sole cost and expense, to the satisfaction of each and every regulatory authority having jurisdiction and to the satisfaction of Landlord. Tenant shall immediately provide Landlord, and if requested the Planned Community Association, with

copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to Tenant's compliance with the requirements of all applicable Environmental Laws, as any of same are issued or received by Tenant from time to time.

(d) Tenant hereby agrees to defend, indemnify and hold Landlord and the Planned Community Association harmless from and against any and all claims, losses, liability, damages and expenses (including without limitation, cleanup costs and reasonable attorneys' fees arising by reason of any of the aforesaid or any action against Tenant under this indemnity) arising directly or indirectly from, out of or by reason of any Hazardous Discharge or Environmental Complaint or any other violation of or any situation subject to any Environmental Laws occurring (i) during or attributable to the period of this Lease and any other period of possession of the Leased Premises by Tenant and (ii) by reason of or attributable to Tenant's operations.

10.5 Landlord represents that to its knowledge there is no adverse environmental condition or violation of Environmental Laws with respect to the Building or the Premises.

10.6 Landlord represents that (a) it solely owns the Premises as a legal lot in fee simple and has the right to lease the Leased Premises to Tenant; and (b) the zoning in effect as of the date hereof permits the use of the Leased Premises as a business, professional or governmental office but not as a medical office defined as an "office or clinic for medical or dental examination or treatment of persons as outpatients and laboratories incidental thereto" under the Zoning Ordinance of Newtown Township.

10.7 The provisions of this Article and Tenant's obligations hereunder shall survive any termination or expiration of this Lease.

ARTICLE 11

DISCHARGE OF LIENS

Tenant will discharge within fifteen (15) days after receipt of notice thereof any Lien on the Leased Premises, or the Basic Rent, Additional Rent or any other sums payable under this Lease, caused by or arising out of Tenant's acts or failure to act or Tenant's failure to perform any obligation hereunder or otherwise.

ARTICLE 12

INSURANCE

12.1 At all times during the term of this Lease Tenant shall, at Tenant's sole expense, maintain with insurers legally qualified to issue such insurance in the Commonwealth of Pennsylvania and rated A or better (or its equivalent) by A.M. Best or Standard & Poor:

(a) comprehensive general liability insurance (including, during any period when Tenant is making alterations or improvements to the Leased Premises, coverage for any construction on or about the Leased Premises), against claims for bodily injury, personal injury or property damage occurring on, in or about the Leased Premises in amounts not less than $3,000,000.00 with respect to any one occurrence;

(b) Tenant's workers' compensation insurance coverage, as required by law;

(c) such other insurance with respect to the Leased Premises as may reasonably and customarily be required by any mortgagee holding a lien on the Building;

(d) property insurance coverage for any peril generally included in "special causes of loss" for (i) leasehold improvements, betterments and fixtures and (ii) personal property owned or leased by Tenant located in or about the Leased Premises in an amount not less than their full replacement value.

12.2 The policies of insurance required to be maintained hereunder by Tenant shall be reasonably satisfactory to Landlord and shall name as additional insured parties (except for workers' compensation insurance) Landlord and any mortgagee holding a lien on the Building, as their respective interests may appear. The policies of insurance required to be maintained hereunder by Tenant shall provide that thirty (30) days' prior written notice of suspension, cancellation, termination, modification, non-renewal or lapse or material change of coverage be given to Landlord. The policies of insurance required to be maintained hereunder by Tenant shall also include coverage for Tenant's obligation to indemnify Landlord pursuant to Article 9 hereof.

12.3 At, or prior to, the commencement of the Term of this Lease, Tenant shall deliver to Landlord original or duplicate policies or certificates of the insurers evidencing all the insurance which is required to be maintained hereunder by Tenant, and, within ten (10) days prior to the expiration of any such insurance, documentation evidencing the renewal of such insurance.

12.4 Each insurance policy carried by Landlord insuring the Premises against "special causes of loss" and each insurance policy carried by Tenant and insuring the Leased Premises and its fixtures and contents against loss by "special causes of loss" shall provide that the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by such policies.

12.5 Landlord shall maintain, during the Term, property insurance covering standard special causes of loss coverage for the Premises. Such coverage will equal one hundred percent (100%) of the replacement cost of the Building and any parking facility, exclusive of architectural and engineering fees, excavation, footings and foundations. Landlord will maintain, during the Term, commercial general liability insurance covering injuries occurring on the Premises, which will provide coverage for bodily injury and property damage for an occurrence and aggregate limit not less than One Million Dollars ($1,000,000). Prior to the Rent Commencement Date, Landlord shall submit to Tenant proof of insurance demonstrating the required policies. The cost of insurance policies obtained by Landlord shall be within the definition of Landlord's Operating Expenses.

ARTICLE 13

ESTOPPEL CERTIFICATES

13.1 Tenant will at any time and from time to time upon not less than ten (10) days' prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect or if there have been modifications, that the same is in full force and effect as modified and stating the modifications, and the dates to which Basic Rent and Additional Rent have been paid and whether any such Basic Rent or Additional Rent has been paid in advance, and stating whether or not to the best knowledge of the signer of such certificate either party is in default in the keeping, observance or performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge. It is intended that any such statement may be relied upon by any mortgagee, or any prospective purchaser, lessee, sublessee, mortgagee or assignee of any mortgage, of the Premises or any part thereof.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Tenant shall not by operation of law or otherwise sell, assign, transfer, mortgage, encumber, sublet, nor permit the Leased Premises or any part thereof to be used by others without the prior written consent of Landlord which shall not be unreasonably withheld. If, with the consent of Landlord, or in violation of this Lease, without the consent of Landlord, this Lease is assigned, or any part of the Leased Premises be sublet to or used by others, Landlord may collect rent from such assignee, subtenant, or occupant, and apply the amount collected to

the Basic Rent and/or Additional Rent reserved herein, but the same shall not relieve Tenant, (who shall at all times remain the primary obligor under this Lease) from any of its obligations hereunder, and the same shall not be a waiver of any of the provisions of this Article. Any consent given by Landlord hereunder with respect to a specific transaction shall not relieve Tenant or any subtenant or assignee of Tenant or any other party from the requirement that Landlord's consent be obtained for any other transaction.

14.2 If Tenant shall desire to sublet the Leased Premises or to assign this Lease, it must provide Landlord at least sixty (60) days prior to the intended effective date of the proposed sublease or assignment a written notice ("Tenant's Notice") setting forth: (a) the name, address and description of the business of the proposed subtenant or assignee; (b) a copy of the proposed sublease or assignment; (c) banking, financial and other credit information in sufficient detail to enable Landlord to determine the financial viability of the proposed subtenant or assignee; and (d) such other information as reasonably requested by Landlord.

14.3 Within thirty (30) days after Landlord's receipt of Tenant's Notice, Landlord shall notify Tenant whether Landlord (i) consents or denies consent to the proposed sublet or assignment, which consent shall not be unreasonably withheld, conditioned or delayed, or (ii) elects to exercise its recapture right, as described in this Article. If Landlord fails to so notify Tenant within said thirty (30) day period, Landlord shall be deemed to have denied consent to the proposed sublet or assignment. Consent denied for any of the following reasons shall be deemed conclusively to be consent reasonably denied: (i) the proposed subtenant or assignee is not financially qualified or is an otherwise unsatisfactory credit risk, or is not sufficiently experienced; or (ii) the proposed sublease or assignment would adversely affect the overall character or quality of the Building in which the Leased Premises are located; or (iii) the proposed use is not a permitted use under this Lease; or (iv) if at the time of Tenant's Notice or the proposed effective date of such assignment or sublease, Tenant is in default under this Lease following any applicable notice and/or cure period under Article 17 of this Lease.

14.4 Landlord shall have the right, upon written notice (the "Recapture Notice") to Tenant within thirty (30) days after receipt of Tenant's Notice, to recapture the space described in Tenant's Notice (the "Recaptured Space"). The Recapture Notice shall terminate this Lease with respect to the space described therein as of the date specified in the Recapture Notice as if that date had been the Termination Date of this Lease, and Tenant shall surrender possession of the Recaptured Space as of such date. The date specified for termination of this Lease in the Recapture Notice shall be no less than thirty (30) days after the Recapture Notice is given to Tenant. In the event Landlord elects to exercise its recapture right and the Recaptured Space is less than the entire Leased Premises, Tenant and the tenant of the Recaptured Space shall thereafter share pro rata the responsibility for payment of those items of Basic Rent and

Additional Rent attributable to the entire Leased Premises prior to the partial recapture. In the event Landlord elects to exercise its recapture right and the Recaptured Space is less than the entire Leased Premises, then Landlord, at its sole expense, shall have the right to make any alterations to the Leased Premises required, in Landlord's reasonable judgment, to make such Recaptured Space a self-contained rental unit. Landlord agrees to perform all such work, if any, with as little inconvenience to Tenant's business as is reasonably possible; provided, however, Landlord shall not be required to perform such work after Tenant's business hours or on weekends; and provided further, Landlord shall not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Tenant's use or possession of the Leased Premises, and shall not be liable to Tenant for same.

14.5 In addition to the foregoing requirements, all subleases and assignments are subject to the following:

(a) all of the terms and conditions of this Lease;

(b) at Landlord's option, in the event of cancellation or termination of this Lease for any reason or the surrender of this Lease, whether voluntarily, involuntarily, or by operation of law, prior to the expiration of such sublease, including extensions and renewals of such sublease, the subtenant shall make full and complete attornment to Landlord for the balance of the term of the sublease. The attornment shall be evidenced by an agreement in form and substance satisfactory to Landlord which the subtenant shall execute and deliver at any time within five (5) days after request by Landlord or its successors and assigns;

(c) the term of the sublease or assignment shall not extend beyond the Termination Date of this Lease; and

(d) no subtenant or assignee shall be permitted to further sublet or assign all or any portion of the Leased Premises without Landlord's prior written consent.

14.6 Each of the following events shall be deemed to constitute an assignment of this Lease and each shall require the prior written consent of Landlord: (a) any assignment or transfer of this Lease by operation of law; or (b) any involuntary assignment or transfer of this Lease in connection with bankruptcy, insolvency, receivership, or similar proceeding; or (c) any assignment or sublease to another person to which substantially all of Tenant's assets are transferred; or (d) any assignment, transfer, disposition, sale or issuance of an interest or interests in Tenant (whether stock, partnership interests, or otherwise) to any person or entity, whether in a single transaction or in a series of related or unrelated transactions, which results in such person or entity holding a controlling interest in Tenant. For purposes of the immediately foregoing, a "controlling interest" of Tenant shall mean 50% or more of the aggregate issued and outstanding equitable interests (whether stock, partnership interests, or otherwise) of Tenant.

14.7 Notwithstanding anything in this Lease to the contrary, Tenant may assign this Lease or sublet any portion of the Leased Premises without Landlord's consent to (a) a corporation or other business entity into which Tenant is merged or consolidated; or (b) to a parent, subsidiary or corporate affiliate (meaning an entity under common ownership with Tenant) in the event of a corporate reorganization provided that (i) Tenant delivers to Landlord, within no more than (20) days thereof a duplicate original of the assignment or sublease executed by the parties and (ii) such documentation as is reasonably necessary to verify that the assignee or sublessee qualifies as a parent, subsidiary or affiliate.

14.8 Before any proposed sublease or assignment that otherwise complies with the requirements of this Article can become effective hereunder, the proposed subtenant or assignee shall sign and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the subtenant or assignee assumes all of the obligations of Tenant under this Lease.

14.9 No assignment of this Lease nor any sublease of all or any part of the Leased Premises shall release or discharge Tenant from any liability, whether past, present, or future, under this Lease and Tenant shall continue to remain primarily liable under this Lease. No assignment of this Lease, nor any sublease of all or any part of the Leased Premises shall release or discharge Tenant, nor any assignee, subtenant, sublessee or any other successor, nor the Leased Premises, from the continuing obligation and duty to comply with the requirements of the Planned Community Association.

14.10 Tenant is also responsible for and is required to reimburse Landlord for all fees, costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, which Landlord incurs in connection with any proposed assignment of this Lease, any proposed sublease of the Leased Premises, and any permits, approvals, and applications for construction within the Leased Premises.

14.11 Tenant agrees that Landlord shall not be liable for damages or subject to liability by reason of Landlord's failure or refusal to grant its consent to any proposed assignment of this Lease or subletting of the Leased Premises so long as Landlord's denial of consent is in accordance with the terms of this Article.

14.12 If Landlord denies its consent of any proposed assignment or sublease in accordance with the terms of this Article, Tenant shall defend, indemnify, and hold Landlord harmless from and reimburse Landlord for all liability, damages, costs, fees, expenses, penalties, and charges (including but not limited to reasonable attorneys' fees and disbursements) arising out of any claims that may be made against Landlord by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

ARTICLE 15

CASUALTY

15.1 In the event of any damage to or destruction of the Leased Premises, Tenant shall promptly notify Landlord, describing the nature and extent thereof.

15.2 In the event the Leased Premises are damaged but are not thereby rendered partially or wholly untenantable as determined by Landlord, and this Lease is not terminated pursuant to this Article, Landlord shall, at its own expense, subject to conditions stated in this Article, cause Restoration to be completed with reasonable dispatch, subject to Excusable Delays, and the Basic Rent and Additional Rent shall not abate.

15.3 In the event the Leased Premises are damaged or destroyed and rendered partially or wholly untenantable or unfit for the intended use by Tenant as determined by Landlord; Landlord shall, in its sole discretion, elect to do one of the following:

(a) designate such other equivalent space in the Building to which Tenant shall re-locate (the "Substituted Premises"), at Tenant's own expense, in which case this Lease shall continue without interruption in full force and effect, and the definition of Leased Premises hereunder shall be deemed to be amended to identify the Substituted Premises; or

(b) subject to the conditions stated in this Article, cause Restoration to be completed with reasonable dispatch, subject to Excusable Delays, and the Basic Rent and Additional Rent shall be equitably abated until Restoration has been completed; or

(c) terminate this Lease, in which case this Lease shall cease, terminate and expire, and all Basic Rent and Additional Rent shall be prorated as of the date of such damage or destruction. If Landlord elects to terminate pursuant to Section 15.3(c) of this Lease, Tenant shall have at least thirty (30) days written notice from Landlord to vacate the Leased Premises.

Landlord shall notify Tenant concerning which of the foregoing alternatives Landlord has elected within sixty (60) days after Landlord ascertains the amount of the Net Award.

15.4 Notwithstanding any of the foregoing provisions to the contrary, any obligation of Landlord to complete Restoration pursuant to this Article shall be subject to (a) Landlord's obtaining of all necessary approvals and permits from all governmental or other regulatory authorities having jurisdiction and the Planned Community Association where required under the requirements of the Planned Community Association which approvals and permits Landlord shall diligently seek to obtain in the event that Landlord elects to pursue Restoration; and (b) the

approval and consent of the holder of any superior mortgage or the lessor of any superior lease and the willingness of such mortgagee and lessor to make the proceeds of casualty insurance policies available to Landlord for such purposes; and (c) Landlord's receipt of the Net Award in an amount sufficient to cover the full cost of Restoration of the Leased Premises and the Building. Landlord shall have the right to terminate this Lease within sixty (60) days after Landlord determines that any one of the foregoing conditions has not been satisfied by giving Tenant notice to such effect, in which event all Basic and Additional Rent shall be prorated as of the date of such damage or destruction. The provisions of this Article relating to rent abatement shall not be construed to limit or otherwise effect Landlord's right to payment under any rent loss insurance carried by Landlord.

ARTICLE 16

CONDEMNATION

16.1 As used in this Lease, the term "Taking" shall be defined as follows: a taking of all or any part of the Premises, or any interest therein or right accruing thereto, as the result of, or in lieu of, or in anticipation of, the exercise of the right of condemnation or eminent domain pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Premises or any part thereof, by any governmental authority, civil or military.

16.2 In the event of a Taking of the whole of the Premises, then the Term of this Lease shall cease and terminate as of the date when possession is taken by the condemning authority and all basic Rent and Additional Rent shall be paid up to that date.

16.3 In the event of a Taking which does not render the Leased Premises partially or wholly untenantable or unfit for the intended use by Tenant as determined by Landlord, the Basic Rent and Additional Rent shall not abate.

16.4 In the event of a Taking which does render the Leased Premises partially or wholly untenantable or unfit for the intended use by Tenant as determined by Landlord; Landlord shall, in its sole discretion, elect to do one of the following:

(a) designate such other equivalent space in the Building to which Tenant shall re-locate (the "Substituted Premises"), at Tenant's own expense, in which case this Lease shall continue without interruption in full force and effect, and the definition of Leased Premises hereunder shall be deemed to be amended to identify the Substituted Premises; or

(b) subject to the conditions stated in this Article, cause Restoration to be completed with reasonable dispatch, subject to Excusable Delays, and the Basic Rent and Additional Rent shall

be equitably abated until Restoration has been completed; or

(c) terminate this Lease, in which case this Lease shall cease, terminate and expire and all Basic Rent and Additional Rent shall be prorated as of the date the condemning authority actually takes possession of the Leased Premises.

Landlord shall notify Tenant concerning which of the foregoing alternatives Landlord has elected within sixty (60) days after Landlord ascertains the amount of the Net Award.

16.5 Notwithstanding any of the foregoing provisions to the contrary, any Restoration pursuant to this Article shall be subject to (a) Landlord's obtaining of all necessary approvals and permits from all governmental or other regulatory authorities having jurisdiction; and (b) the approval and consent of the holder of any superior mortgage or the lessor of any superior lease and the willingness of such mortgagee and lessor to make the proceeds or award from the Taking available to Landlord for such purposes; and (c) Landlord's receipt of the Net Award in an amount sufficient to cover the full cost of Restoration of the Leased Premises and the Building. Landlord shall have the right to terminate this Lease within sixty (60) days after Landlord determines that any one of the foregoing conditions has not been satisfied by giving Tenant notice to such effect, in which event all Basic and Additional Rent shall be prorated as of the date the condemning authority actually takes possession of the Leased Premises.

16.6 Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant becomes entitled arising from any Taking of all or any part of the Leased Premises, including any payment for Tenant's leasehold interest hereunder or otherwise. Notwithstanding the foregoing, Tenant may make an independent claim in such proceedings for the Taking of Tenant's trade fixtures and for moving expenses only; provided however, that the amount of the Net Award to Landlord or to the holder of any mortgage affecting the Leased Premises or the Premises shall not be reduced or otherwise affected by any such separate award to Tenant.

ARTICLE 17

EVENTS OF DEFAULT

17.1 Any of the following occurrences, conditions or acts shall constitute an "Event of Default" under this Lease:

(a) If Tenant shall (i) default in making payment when due of any Basic Rent, Additional Rent or other amount payable by Tenant hereunder and such default shall continue for ten (10) days after the payment due date, or (ii) default in the observance or performance of any provision of this Lease other than those provisions covered by clause (i) of this Section 17.1(a) and such

default shall continue for fourteen (14) days after Landlord shall have given notice to Tenant specifying such default and demanding that the same be cured. If any such default covered by clause (ii) of this Section 17.1(a) cannot be wholly cured with due diligence within such period of fourteen (14) days after Landlord's notice, Tenant shall have such longer period as shall be reasonably necessary to cure the default, so long as Tenant proceeds promptly to cure the same within such fourteen (14) day period, prosecutes the cure to completion with due diligence and advises Landlord from time to time, upon Landlord's request, of the actions that Tenant is taking and the progress being made; provided, further, in no event shall Tenant have more than forty - five (45) days to effect such cure; or

(b) if Tenant shall file a petition in bankruptcy pursuant to the Bankruptcy Act or under any similar federal or state law, or shall be adjudicated a bankrupt or become insolvent, or shall commit any act of bankruptcy as defined in any such law, or shall take any action in furtherance of any of the foregoing; or

(c) if a petition or answer shall be filed proposing the adjudication of Tenant as a bankrupt pursuant to the Bankruptcy Act or any similar federal or state law, and (i) Tenant shall consent to the filing thereof, or (ii) such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or

(d) if a receiver, trustee or liquidator (or other similar official) of Tenant or of all or substantially all of its business or assets or of the estate or interest of Tenant in the Leased Premises shall be appointed and shall not be discharged within sixty (60) days thereafter or if Tenant shall consent to or acquiesce in such appointment; or

(e) if the estate or interest of Tenant in the Leased Premises shall be levied upon or attached in any proceeding and such process shall not be vacated or discharged within sixty (60) days after such levy or attachment; or

(f) if Tenant assigns this Lease or sublets all or any portion of the Leased Premises without complying with all the provisions of this Lease; or

(g) if Tenant shall refuse or otherwise fail to execute and deliver to Landlord an estoppel certificate as provided in Article 13 of this Lease within ten (10) days after notice from Landlord requesting such estoppel certificate. Refusal or failure to execute and deliver requested estoppel certificate shall be an Event of Default hereunder immediately upon expiration of the ten (10) day notice, and the notice and cure provisions contained in Section 17.1(a)(ii) do not apply in the case of Tenant's refusal or failure to execute and deliver the estoppel certificate.

ARTICLE 18

CONDITIONAL LIMITATIONS; REMEDIES

18.1 This Lease and the Term and estate hereby granted are subject to the limitation that whenever an Event of Default shall have happened and be continuing, Landlord shall have the right, at its election, then or thereafter while such Event of Default shall continue and notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to give Tenant written notice of Landlord's intention to terminate the Term of this Lease on a date specified in such notice which shall be not less than five (5) days after the giving of such notice. Upon the date so specified, the Term of this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the date fixed by the terms of this Lease for its expiration, and all right of Tenant hereunder shall expire and terminate, and Tenant shall be liable to Landlord as hereinafter provided in this Article. When any such notice of termination is given, Landlord shall have, on such date so specified, the right of re-entry and possession of the Leased Premises and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. In the event of any such termination of this Lease as provided herein or as required or permitted by law, Tenant shall immediately quit and surrender the Leased Premises to Landlord, and Landlord may, without further notice, enter upon and repossess the same by summary proceedings, ejectment or otherwise, in accordance with law, and again have possession of the Leased Premises, without releasing Tenant from any liability hereunder. In any such event, Tenant and any person claiming through Tenant shall have no further right to possession of the Leased Premises but shall immediately quit and surrender the Leased Premises to Landlord, and Tenant shall be liable to Landlord as provided in this Article.

18.2 Should Landlord elect to re-enter as provided in this Article or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may from time to time re-let the Leased Premises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions (which may include concessions and free rent periods) as Landlord may deem advisable in its sole discretion, with the right to make such alterations, repairs, improvements, subdivision or other preparations for re-letting the Leased Premises as Landlord shall deem advisable in its sole discretion without releasing Tenant from any liability hereunder. Landlord shall receive the rents from such re-letting and shall apply the same first, to the payment of such reasonable expenses as Landlord may have incurred in connection with re-entering, ejecting, removing, dispossessing, re-letting, altering, repairing, remodeling, subdividing, advertising or otherwise preparing the Leased Premises for re-letting, including without limitation leasing commissions and attorneys' fees and expenses; second, to the payment of any indebtedness other than rents, charges and other sums due and payable

hereunder from Tenant to Landlord; and the remaining balance, if any, Landlord shall apply to payment of the obligations and covenants of Tenant hereunder including, but not limited to, the payment of all Basic Rent, Additional Rent and all other amounts payable by Tenant under this Lease for the period which otherwise would have constituted the balance of the Term if this Lease had not been terminated prior to the end of the Term then in effect. Tenant hereby waives all claims to the surplus, if any. Tenant shall be and hereby agrees to be liable for and to pay Landlord any deficiency between (a) all Basic Rent, Additional Rent and all other charges and other sums which Tenant is obligated to pay to Landlord pursuant to this Lease during the entire Term of this Lease had there been no early termination and (b) the net rentals, as aforesaid, of re-letting, if any, for each month of the period which otherwise would have constituted the balance of the Term if this Lease had not been terminated prior to the end of the Term then in effect. Tenant hereby agrees to pay such deficiency in monthly installments on the rent days specified in this Lease. Any suit or proceeding brought to collect the deficiency for any month, either during the Term or after any termination thereof, shall not prejudice or preclude in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar suit or proceeding. Landlord shall in no event be liable in any way whatsoever for the failure to re-let the Leased Premises or in the event of such re-letting, for failure to collect the rents reserved thereunder. No such re-entry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless Landlord gives notice to Tenant of such intention or the termination thereof shall result as a matter of law or be decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

18.3 In the event this Lease is terminated pursuant to the foregoing provisions, Landlord may recover from Tenant all damages it may sustain by reason of Tenant's default, including, without limitation, those items for which Tenant is liable under Section 18.2 above, and, upon so selecting and in lieu of the damages that may be recoverable under Section 18.2 above (measured by the monthly deficiency, if any), Landlord shall be entitled to accelerate the amount of all unpaid Basic Rent, Additional Rent and all other charges and other sums which Tenant is obligated to pay to Landlord for the balance of the Lease Term had there been no early termination and to recover from Tenant an amount equal to the sum of (a) the amount of such reasonable expenses as Landlord may have incurred in connection with re-entering, ejecting, removing, dispossessing, re-letting, altering, repairing, remodeling, subdividing, advertising or otherwise preparing the Leased Premises for re-letting, including brokerage and attorneys' fees and expenses, and (b) the difference between (i) all Basic Rent, Additional Rent and all other charges and other sums which Tenant is obligated to pay to Landlord pursuant to this Lease for the period which otherwise would have constituted the balance of the Term from the latest of the date of termination of this Lease, the date of re-entry or the date through which monthly

deficiencies shall have been paid in full, and (ii) the rental value of the Premises at the time of such election, for such period, both discounted at the rate of five percent (5%) per annum to present worth, all of which shall immediately be due and payable by Tenant to Landlord. In determining the rental value of the Leased Premises at the time of such election, the rental realized by any re-letting, if such re-letting be accomplished by Landlord within a reasonable time after the termination of this Lease or within a reasonable time after Landlord regains possession of the Leased Premises, shall be deemed prima facie to be the rental value. Nothing herein contained, however, shall limit or prejudice the right of Landlord to prove and obtain as damages (liquidated or otherwise) by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts referred to in this Section.

18.4 The parties hereby waive trial by jury in any action, proceeding, counterclaim or other legal proceeding brought by either party against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant created hereby, Tenant's use or occupancy of the Leased Premises or any claim for injury or damage.

18.5 Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event Tenant shall be lawfully evicted or dispossessed from the Leased Premises for any lawful cause, or Landlord re-enters the Leased Premises following the occurrence of any Event of Default or this Lease is lawfully terminated before the expiration date.

18.6 In the event that Tenant should abandon the Leased Premises, Landlord may, at its option and for so long as Landlord does not terminate Tenant's right to possession of the Leased Premises, enforce all of its rights and remedies under this Lease, including the right to recover all Basic Rent, Additional Rent and other payments as they become due hereunder. Additionally, Landlord shall be entitled to recover from Tenant all costs of maintenance and preservation of the Leased Premises, and all costs, including attorneys' and receiver's fees, incurred in connection with the appointment of or performance by a receiver to protect the Leased Premises and Landlord's interest under this Lease.

18.7 Nothing herein shall be deemed to affect the right of Landlord to indemnification pursuant to Article 9 of this Lease.

18.8 At the request of Landlord upon the occurrence of an Event of Default, Tenant will quit and surrender the Leased Premises to Landlord or its agents, and Landlord may without further notice enter upon, re-enter and repossess the Leased Premises by summary proceedings, ejectment or otherwise. The words "enter", "re-enter", and "re-entry" are not restricted to their

technical legal meanings.

18.9 If Tenant shall be in default in the observance or performance of any provision of this Lease, and an action shall be brought for the enforcement thereof in which it shall be determined that Tenant was in default, Tenant shall pay to Landlord all fees, costs and other expenses which may become payable as a result thereof or in connection therewith, including Landlord's attorneys' fees and expenses.

18.10 If Tenant shall default in the performance of any covenant, agreement, term or provision herein, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (a) immediately or at any time thereafter and without notice in the case of emergency or in case such default will result in a violation of any Legal or Insurance Requirement, or in the imposition of any lien, charge or encumbrance against all or any portion of the Leased Premises and (b) in any other case if such default continues after fourteen (14) days from the date of the giving by Landlord to Tenant of notice of Landlord's intention so to perform the same. All reasonable costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and also all costs and expenses, including reasonable attorneys' fees and expenses incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Leased Premises, shall be paid by Tenant to Landlord upon demand.

18.11 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing. Except as otherwise provided in this Article, the exercise of any one of the rights or remedies provided herein shall not be deemed to preclude, waive or prejudice Landlord's right to exercise any or all others. No waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressly so made in writing. Landlord shall be entitled, to the extent permitted by law, to injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to a decree compelling observance or performance of any provision of this Lease, or to any other legal or equitable remedy.

ARTICLE 19

RIGHT OF ENTRY; RESERVATION OF EASEMENTS

19.1 Upon reasonable notice to Tenant, Landlord and Landlord's agents and representatives shall have the right to enter into or upon the Leased Premises, or any part thereof,

at all reasonable hours for the following purposes: (1) inspection of the Leased Premises; (2) making such repairs or alterations therein as may be necessary in Landlord's sole judgment; (3) installing, constructing, erecting, maintaining, repairing or replacing wires, cables, conduits, vents or other plumbing, HVAC, electrical, fire protection or other fixtures or equipment running in, to or through the Leased Premises; or (4) showing the Leased Premises to prospective new tenants or mortgagees or prospective purchasers of the Building. Upon reasonable notice to Landlord and Tenant, the agents and representatives of the Planned Community Association, shall have the right to enter into or upon the Leased Premises, or any part thereof, at all reasonable hours for the following purposes: (1) inspection of the Leased Premises; or (2) making emergency repairs or alterations therein as may be necessary to protect or preserve the Premises.

19.2 Landlord may enter upon the Leased Premises at any time in case of emergency without prior notice to Tenant.

19.3 Landlord, in exercising any of its rights under this Article, shall not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Tenant's use or possession of the Leased Premises and shall not be liable to Tenant for same. All work performed by or on behalf of Landlord in or on the Leased Premises pursuant to this Article shall be performed with as little inconvenience to Tenant's business as is reasonably possible.

19.4 Landlord shall have a copy of each and every key, access card and password, if any, necessary for entry into the Leased Premises. Tenant shall not change or add any access security measures or devices on access points for entry into the Leased Premises without the consent of Landlord which consent will not be unreasonably withheld, conditioned or delayed. If any change is made in such security measures or devices, any and all means for entry into the Leased Premises shall be given or disclosed to Landlord. If in an emergency Landlord is unable to gain entry to the Leased Premises by unlocking entry doors thereto or otherwise de-activating the security measures or devices, Landlord may force or otherwise enter the Leased Premises, without liability to Tenant for any damage resulting therefrom. Tenant shall be responsible for all damages caused by its failure to give or disclose to Landlord a copy of any key to any lock or the means to de-activate any security measures or devices installed by Tenant controlling entry to the Leased Premises.

19.5 Landlord herein specifically reserves for itself and/or for any designee of Landlord, such utility and access easements over, under and across any and all areas or any parts of the Leased Premises, surrounding, adjacent to or contiguous with the building areas of the Leased Premises, as Landlord or its designee may require in connection with the use, ownership or operation of any part of the Building or any other premises leased by Landlord in the Building. No such easements as contemplated by this Section shall unreasonably interfere with Tenant's

use of the Leased Premises.

19.6 Landlord reserves the right to make changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Leased Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, parking areas and driveways, halls, passages, elevators, escalators and stairways and other parts of the Building, and to erect, maintain and use pipes, ducts and conduits in and through the Leased Premises, all as it may reasonably deem necessary or desirable; provided, however, that there be no unreasonable obstruction of the means of access to the Leased Premises and the square foot area of the Leased Premises is not reduced thereby. Nothing contained in this paragraph shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental authority.

ARTICLE 20

ACCORD AND SATISFACTION

The receipt by Landlord of any installment of Basic Rent or of any Additional Rent with knowledge of a default by Tenant under the terms and conditions of this Lease shall not be deemed a waiver of such default. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

ARTICLE 21

SUBORDINATION

21.1 This Lease and the term and estate and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to the lien of each mortgage which may now or at any time hereafter affect all or any part of the Premises including, but not limited to, the Land or the Building or the Leased Premises or Landlord's interest therein and to all ground leases or other leases or master leases which may now or at any time hereafter affect all or any part of the Premises including, but not limited to, the Land or the Building or the Leased Premises (any such mortgage or ground lease or other lease being herein called an "Underlying Encumbrance"), and

Tenant hereby agrees to attorn to any holder of an Underlying Encumbrance, or to its successor or assign. The foregoing provisions for attornment and the subordination of this Lease shall be self-operative and no further documentation shall be required to effect any such attornment or subordination. In confirmation of such attornment and subordination, however, Tenant shall, whenever requested by Landlord, execute and deliver any and all reasonable instruments necessary or proper to effect or to confirm such attornment or subordination. In the event that Tenant shall fail or otherwise refuse to execute a subordination instrument in accordance with this Article, Tenant shall be deemed to have appointed Landlord and Landlord shall thereupon be regarded as the irrevocable attorney-in-fact of Tenant duly authorized to execute and deliver the required instrument on behalf of Tenant. The exercise of such power shall not be deemed a waiver of Tenant's default.

21.2 If all or any portion of Landlord's estate in the Leased Premises shall be sold or conveyed to any person, firm or corporation upon the exercise of any remedy provided for in any mortgage or by law or equity, such person, firm or corporation and each person, firm or corporation thereafter succeeding to its interest in the Leased Premises (a) shall not be liable for any act or omission of the Landlord under this Lease occurring prior to such sale or conveyance, (b) shall not be subject to any offset, defense or counterclaim accruing prior to such sale or conveyance, (c) shall not be bound by any payment prior to such sale or conveyance of Basic Rent, Additional Rent or other payments for more than one month in advance (except prepayments in the nature of security for the performance by the Tenant of its obligations hereunder), and (d) shall be liable for the performance of the other agreements, terms, provisions and conditions to be performed by the Landlord under this Lease only during the period such person, firm or corporation shall hold such interest.

21.3 In the event of (a) any act or omission by the Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, or (b) damage that renders the Leased Premises or any part thereof untenantable as the result of fire or other casualty, Tenant will not exercise any right to terminate this Lease or any other rights hereunder until it has given written notice of such act, omission or damage to the holder of any Underlying Encumbrance whose name and address shall previously have been furnished to Tenant in writing. Notice shall be deemed to have been given by delivering notice of such act, omission or damage addressed to such holder at said address or, if such holder hereafter furnishes another address to Tenant in writing, at the last address of such holder so furnished to Tenant. Tenant will not exercise any right to terminate this Lease until a reasonable period for remedying such act, omission or damage shall have elapsed following the giving of such notice to the holder of any Underlying Encumbrance, provided such holder shall, with reasonable diligence, following the giving of such notice, commence and continue to remedy such act, omission or damage or to cause the same to be remedied.

ARTICLE 22

TENANT'S REMOVAL

22.1 Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Leased Premises to Landlord in the condition that they are required to be maintained under this Lease in good order and broom clean. Tenant shall remove all equipment, moveable trade fixtures and other personal property not attached to the Premises in any manner. Tenant, at Tenant's sole cost and expense, shall repair any damage caused by such removal. Tenant's removal of the foregoing items and repair of any damage caused thereby shall be completed by the Termination Date or other expiration of this Lease. In performing such repairs, Tenant shall comply with all Legal Requirements. If any of Tenant's personal property shall remain in any part of the Leased Premises after the expiration or termination of the Term of this Lease, it shall be deemed to have been abandoned, and either may be retained by Landlord as its property or may be disposed of at Tenant's expense in such manner as the Landlord determine in its sole discretion.

22.2 If Tenant holds over possession of the Leased Premises after the Termination Date, it shall not be deemed to extend the Term or renew this Lease. Such holding over shall continue upon the terms, covenants and conditions of this Lease except that Tenant agrees that the charge for use and occupancy of the Leased Premises for each calendar month or portion thereof that Tenant holds over (even if such part shall be one day) shall be a liquidated sum equal to one-twelfth (1/12th) of one and one half (1.5) times the Basic Rent and Additional Rent required to be paid by Tenant during the calendar year preceding the Termination Date. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Leased Premises will be substantial, will exceed the amount of the monthly Basic Rent and Additional Rent payable hereunder and will be impossible to accurately measure. If the Leased Premises are not surrendered upon the expiration of this Lease, Tenant shall indemnify, defend and hold harmless Landlord against any and all losses and liabilities resulting therefrom, including, without limitation, any claims made by any succeeding tenant (a "New Tenant") founded upon such delay, whether related to such New Tenant holding over at its existing premises, lost profits for such New Tenant or any other claims, costs, losses and expenses suffered by such New Tenant. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Leased Premises beyond the Termination Date, and Landlord, upon said Termination Date, shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the immediate repossession of the Leased Premises. The provisions of this Article shall survive the Termination Date of this Lease.

ARTICLE 23

QUIET ENJOYMENT

Landlord covenants that Tenant, upon paying to Landlord all Basic Rent and Additional Rent reserved under this Lease and upon full and timely performance of all the covenants and conditions set forth herein and subject to the rights of mortgagees, ground lessors, the Planned Community Association, and all of the other terms of this Lease, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the Term hereof.

ARTICLE 24

BROKERS

Landlord and Tenant warrant and represent to each other that (a) neither has engaged, consulted or otherwise in any way dealt with any broker, finder, sales representative or real estate consultant other than Princeton Real Estate Group, LLC d/b/a Henderson Sotheby's International Realty (the "Broker") in connection with this Lease; and (b) no broker, finder, sales representative or real estate consultant other than Broker has participated in this transaction or is in any way entitled to a real estate commission or other compensation in connection with this Lease. It will be the responsibility of Landlord to pay Broker all commissions due such Broker in connection with this Lease. Landlord and Tenant hereby agree to indemnify, defend and hold harmless each other as well as the respective corporate affiliates, partners, directors, officers, employees, successors and assigns of each other from and against any threatened or asserted claims, liabilities, losses or judgments (including reasonable attorneys' fees and disbursements) for a commission or other compensation in connection with this Lease by any broker, finder, sales representative or real estate consultant other than Broker. The provisions of this Article shall survive the Termination Date of this Lease.

ARTICLE 25

NOTICES

Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand shall be deemed to have been duly given or served if in writing and either: (i) personally served; (ii) delivered by pre-paid nationally recognized overnight courier service (e.g. FedEx) with

evidence of receipt required for delivery; (iii) forwarded by registered or certified mail, return receipt requested, postage prepaid; or (iv) facsimile with answerback confirmation and with a copy sent by one of the other methods of delivery provided for herein; in all such cases addressed to the party to which addressed at its notice address set forth in the first paragraph hereof. Each such notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused. Either party hereto may change its notice address by giving written notice of such change to the other party hereto, as herein provided.

ARTICLE 26

NATURE OF LANDLORD'S OBLIGATIONS

There shall be no personal liability imposed upon Landlord in respect to any of the covenants or conditions of this Lease or in any other respect under any rule of law, statute or constitution or by any enforcement of any assessments or penalties or otherwise (whether by breach of any obligation, monetary or non-monetary). It is expressly agreed and understood that Tenant shall look solely to the equity of Landlord in the Leased Premises and the rental income, sale proceeds and/or any casualty and title insurance or condemnation proceeds therefrom for satisfaction of remedies of Tenant in the event of a breach by Landlord of any of the covenants or conditions of this Lease, and that no other property or assets of Landlord or Landlord's officers, directors, shareholders, agents or corporate affiliates shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies in the event of a violation by Landlord of any of the above-specified provisions. No recourse or relief shall be had, against the assets or other property of Landlord other than Landlord's equity in the Leased Premises and the rental income, sale proceeds and/or any casualty and title insurance or condemnation proceeds therefrom, it being expressly understood that Tenant expressly waives and releases all such liability as a condition of, and as a consideration for, the execution of this Lease by Landlord. In the event Landlord or any successor owner of the Premises shall convey or otherwise dispose of the Premises or the interest of Landlord in and to this Lease, all liabilities and obligations on the part of Landlord, or successor owner as Landlord, under this Lease accruing after such conveyance or disposal shall thereafter terminate as to Landlord, and thereupon all such liabilities and obligations shall be binding only upon the new owner of the Premises.

ARTICLE 27

SECURITY DEPOSIT

27.1 Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the sum of $__________ (the "Security Deposit") to be held by Landlord as security for the full and complete performance by Tenant of the terms and conditions to be performed by Tenant hereunder. The Security Deposit is equal ______________________________________ ____________________. If any Basic Rent, Additional Rent or other sum payable by Tenant to Landlord becomes overdue and remains unpaid, or should Landlord make any payments on behalf of Tenant, or should Tenant fail to perform any of the terms or conditions of this Lease, then Landlord, at its option, and without prejudice to any other remedy which Landlord may have on account thereof, shall apply the Security Deposit, or so much thereof as may be required to compensate or reimburse Landlord, towards the payment of Basic Rent, Additional Rent or other such sum payable hereunder, or loss or damage sustained by Landlord due to the breach or failure to perform on the part of Tenant. Within ten (10) days after Landlord's request, Tenant shall restore such Security Deposit to the original sum deposited. Subject to the full compliance by Tenant of all of the terms of this Lease, and the prompt payment of all sums when due hereunder, the Security Deposit shall be returned or released in full to Tenant with interest within thirty (30) days after the end of the Term. If Landlord sells the Building, Landlord shall transfer the Security Deposit to the new owner and then Landlord shall be released from liability hereunder for the Security Deposit.

27.2 In the event of bankruptcy or other debtor-creditor proceeding against Tenant, such Security Deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to filing of such proceedings.

ARTICLE 28

MISCELLANEOUS

28.1 This Lease may not be orally amended, modified or terminated; nor may any obligation hereunder be waived orally. No provision of this Lease running in favor of the Planned Community Association may be amended, modified or terminated after the Planned Community Association is organized without the prior written consent of the Planned Community Association. No such amendment, modification, termination or waiver, shall be effective unless in writing and signed by the party against whom enforcement thereof is sought. No waiver by Landlord of any obligation of Tenant hereunder shall be deemed to constitute a waiver of the future performance of such obligation by Tenant. If any provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby. This Lease shall be binding

upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The table of contents and the article headings are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All exhibits annexed hereto are incorporated into this Lease. This Lease will be simultaneously executed in several counterparts, each of which when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

28.2 No act by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. Delivery of keys to the Leased Premises to any employee of Landlord or Landlord's agents prior to the Termination Date shall not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the Leased Premises.

28.3 Landlord's delay in preparing and delivering or failure during the Term to prepare and deliver any of the statements, notices or bills set forth in this Lease shall not in any way cause Landlord to forfeit or surrender its rights to collect any amount that may become due and owing to Landlord under this Lease except as provided in Section 5.7.

28.4 Landlord shall have the right to establish at any time during the Term such rules and regulations with respect to the Leased Premises or the Building as it deems reasonably necessary for the proper operation of, and the preservation of good order in, the Premises, the Building and/or the Leased Premises, and Tenant and Tenant's Agents shall comply with such rules and regulations, after fourteen (14) days' written notice thereof from Landlord (such rules and regulations, as the same may be amended pursuant to this Section, are collectively referred to as the "Rules and Regulations"). Landlord may make, at its sole discretion, reasonable amendments thereto from time to time, and Tenant and Tenant's Agents shall comply with such amended Rules and Regulations after fourteen (14) days' written notice thereof from Landlord. All Rules and Regulations shall apply to all tenants occupying space within the Building, and will not materially interfere with the use and enjoyment of the Leased Premises by Tenant. In the event there is a conflict between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease shall govern.

28.5 Landlord has advised and Tenant hereby confirms that it is the intention of Landlord to convert the ownership of the Land into a Planned Community Association. Tenant hereby acknowledges and consents to such conversion and will promptly and fully cooperate in the implementation of such conversion, executing such documents, if any, as Landlord may present to Tenant in connection with formation of the Planned Community Association, at no cost to Tenant. The provisions of this Lease in favor of the Planned Community Association are

agreed to in consideration of the services which the Planned Community Association will perform upon its formation and submission of the Premises to a recorded declaration of restrictions, covenants and easements, a recorded plan, by-laws and rules and regulations governing the use of the Land and Premises as an office park in the manner first stated in the Preliminary Statement herein, which consideration is acknowledged by the Landlord and the Tenant to be full and sufficient consideration.

28.6 Tenant represents, warrants and covenants that neither Tenant nor any of its partners, officers, directors, employees, members, or shareholders is, or is acting directly or indirectly on behalf of any person, group, entity or nation which is (a) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, U.S. Department of the Treasury (the "OFAC"); (b) listed on the Denied Persons List and Enemy List maintained by the U.S. Department of Commerce; (c) listed on the Terrorists List and/or the Disbarred Persons List maintained by the U.S. Department or State; (d) listed on any other publicly available list of terrorists, terrorist organizations, or narcotics traffickers (i) maintained by the U.S. Department of State or the U.S. Department of Commerce or any other governmental authority, or (ii) pursuant to any Executive Order or the rules and regulations of OFAC; or (e) engaged in any activity or transaction prohibited by the USA Patriot Act or any law, order, rule or regulation that is enforced or administered by OFAC.

28.7 Landlord makes no warranty, representation or commitment concerning the effectiveness or the quality of transmission or reception of wireless networks in the Building. If and to the extent that wireless networks in the Building are not one hundred percent effective, Landlord will not be held responsible for any limitation on the effectiveness or the quality of transmission or reception due to the structural or other physical properties of the Building or the presence of any electronic, digital or other devices or components in the systems of the Building or of other tenants. Landlord shall not be liable for lost or stolen data with these networks. If multiple tenants use wireless networking applications, it shall be the responsibility of these tenants to coordinate the frequencies used so that they do not interfere with one another.

28.8 The submission of this Lease to Tenant for examination does not constitute by Landlord a reservation of, or an option to Tenant for, the Leased Premises, or an offer to lease on the terms set forth herein, and this Lease shall become effective as a lease agreement only upon execution and delivery thereof by Landlord and Tenant.

28.9 There is an existing lawn-mounted sign near the entrance of the Building, and the Tenant will be identified on this sign as an occupant. In addition, Landlord will provide an identification sign in the first floor lobby at or near the entrance to the Leased Premises. These

signs will be in building-standard graphics and will be provided at the Landlord's expense. Any subsequent changes to these signs would be at the Tenant's expense. All proposed signage is subject to compliance with the applicable laws and regulations governing signs of the Newtown Township Zoning Ordinance.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first-above written.

ATTEST:

TENANT:

RAMTECH HOLDINGS INC.

By:________________

James D. Utterback

Title: President & CEO, RCRS

LANDLORD:

ATTEST:

COMMUNITY ASSOCIATION REALTY, INC.

By:________________

Mark E. Blasch, President

PHONE: (215) 493-5546
FAX: (215) 493-5663

PENNSYLVANIA
NEW JERSEY
DELAWARE

J. G. PARK ASSOCIATES, INC.
CONSULTING ENGINEERS • PLANNING • SURVEYING
1084 TAYLORSVILLE ROAD
P.O. BOX 518
WASHINGTON CROSSING, PENNSYLVANIA 18977

DESCRIPTION OF PROPERTY
TAX MAP PARCEL 29-10-78

COMMUNITY ASSOCIATION UNDERWRITERS OFFICE PARK
NEWTOWN TOWNSHIP, BUCKS COUNTY, PENNSYLVANIA

ALL THAT CERTAIN lot, tract or parcel of land situate in the Township of Newtown, County of Bucks and Commonwealth of Pennsylvania, as shown on a plan titled "Layout & Paving Plan of Community Association Underwriters Office Park", prepared by J.G. Park Associates, Inc., Engineers and Surveyors, Washington Crossing, Pennsylvania, dated March 13, 1999, last revised April 7, 1999, Job Number 7232, as follows to wit:

BEGINNING at a point in the westerly right-of-way line of Lindenhurst Road (S.R. 2069) (variable width) said point also being the southeast corner of lands now or late of John J. Walsh (TMP 29-16-11-28), thence;

1) Running along the westerly right-of-way line of said Lindenhurst Road, S 01° 42' 00" W, a distance of 532.61 feet to a point of curvature, thence;

2) Still along the westerly right-of-way line of said Lindenhurst Road, along the arc of a circle curving to the right, having a radius of 810.00 feet, an arc distance of 153.63 feet to a point of tangency, thence;

3) Still along the westerly right-of-way line of said Lindenhurst Road, S 12° 34' 03" W, a distance of 178.58 feet, to a point of curvature, thence;

4) Still along the westerly right-of-way line of said Lindenhurst Road, along the arc of a circle curving to the left having a radius of 460.00 feet, an arc distance of 240.06 feet to a point, said point being located in the northwesterly line of lands now or late of Daniel & Karen Doorley (TMP 29-10-79-2), thence;

5) Leaving said right-of-way line of Lindenhurst Road and running along the northwesterly line of said lands now or late of Daniel & Karen Doorley, lands now or late of James C. & Judith M. Baldin, S 53° 51' 50" W, a distance of 892.76 feet to a point, said point being located in the northeasterly line of lands now or late of H. Stanford Roberts (TMP 29-10-76), thence;

6) Along the northeasterly line of said lands now or late of H. Stanford Roberts, N 27° 11' 20" W, a distance of 873.51 feet, to a point in the southeasterly line of lands now or late of American Planned Community, Inc. (TMP 29-16-11-30), thence;

7) Along the northeasterly line of said lands now or late of American Planned Community, Inc., lands now or late of Laurence & Deborah Grant (TMP 29-16-11-23), lands now or late of Kevin M. & Dorie Anne Gregory (TMP 29-16-11-24), lands now or late of Gary & Maryanne Gewtel (TMP 29-16-11-25), land now or late of Trevor & Reba Gae Pollitt (TMP 29-16-11-25), lands now or late of James D. & Kathy A. Kelley (TMP 29-16-11-27) and lands now or late of John J. Walsh (TMP 29-16-11-28) N 54° 28' 06" E, a distance of 1,454.89 feet to a point in the westerly right-of-way line of Lindenhurst Road, the first mentioned point and place of BEGINNING.

CONTAINING 23.0917 acres of land more or less.

Robert O. Polke, P.L.S.

EXHIBIT B

BASIC RENT

1. BASIC RENT PAYABLE DURING THE TERM

The Basic Rent payable during the Term of this Lease Agreement shall be $_________, payable as follows:

	Annual Basic Rent	Monthly Basic Rent Installment
Year 1		
Year 2		
Year 3		
Year 4		
Year 5		

These equal monthly installments shall be paid in advance, without notice or demand, on the Basic Rent Payment Dates, except that Tenant shall pay the first monthly installment on the execution of this Lease. If the Basic Rent Commencement Date is other than the first day of a calendar month, the Basic Rent shall be apportioned for the number of days remaining in that calendar month until the last day thereof.



FLOOR PLAN
N.T.S.

EXHIBIT 'C'

CAR - RELIANCE
8 Caulfield Place
Newtown, PA



FLOOR PLAN
N.T.S.

EXHIBIT 'D-1'

CAR-RELIANCE
3 Caulfield Place
Newtown PA


PROPOSED FURNITURE PLAN

Project Title	Scale: N.T.S.		INNOVATIVE COMMERCIAL INTERIORS
Reliance Clinical Research Services	Date: 03/06/07	Drawn By: BHM	806 SILVIA STREET, AMERICAN ENTERPRISE PARK
	Drawing Title: Furniture Plan		WEST TRENTON, NEW JERSEY 08628
	Project # 828	Request #3	PHONE: (609) 538-8800 FAX: (609) 406-7978 www.icifurniture.com

Exhibit B
Sublease
[see attached]

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT ("Sublease"), is made by and between RELIANCE LIFE SCIENCES, INC., a Delaware corporation having an address at 5 Caufield Place, Suite 101, Newtown, Pennsylvania 18940 ("Sublandlord") and PATIENT SAFETY TECHNOLOGIES, INC., a Delaware corporation having an address at 43460 Ridge Park Drive, Suite 140, Temecula, CA 92590 ("Subtenant").

WITNESSETH:

WHEREAS, Sublandlord's predecessor in interest, Ramtech Holdings Inc., entered into that certain Lease Agreement dated February 5, 2007 ("Main Lease") with Community Association Realty, Inc., a predecessor in interest to the current landlord, Cricklewood Realty Investments, LP (together with its successors and assigns hereinafter referred to as "Master Landlord"). A copy of the Main Lease, as amended or otherwise modified, is attached to this Sublease as Exhibit A; and

WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, the premises leased by Sublandlord pursuant to the Main Lease consisting of approximately 5,670 square feet located on the first floor of the office building located a 5 Caufield Place, Newtown, PA, 18940 and known as Suite 102 (the "Sublease Premises") upon the terms and conditions set forth in this Sublease; and

WHEREAS, the Main Lease requires the consent of Master Landlord to this Sublease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublandlord and Subtenant agree as follows:

1. Sublease Premises. Subject to the terms hereof, Sublandlord hereby subleases to Subtenant, and Subtenant hereby accepts and leases from Sublandlord, the approximately 5,670 square feet located on the first floor of the office building located at 5 Caufield Place, Newtown, PA, 18940 and known as Suite 102 (the "Sublease Premises"), which Sublease Premises are more specifically shown on the attached Exhibit "B". Subtenant has inspected the Sublease Premises, is familiar with the condition of same and accepts the Sublease Premises in its present "AS-IS" condition. Subtenant acknowledges that Sublandlord is not obligated to make any improvements or do any construction with respect to the Sublease Premises. Subtenant further acknowledges that Sublandlord will not be obligated to perform any repairs or maintenance with respect to the Sublease Premises during the Sublease Term (as hereinafter defined).

2. Sublease Term. The term of this Sublease (the "Sublease Term") shall commence on the date (the "Sublease Commencement Date") which is the later to occur of: (i) January 1, 2010 or (ii) the date Sublandlord and Subtenant receive Master Landlord's written consent to this Sublease, and shall expire on April 30, 2013, unless terminated earlier in accordance with the provisions hereof. Upon the expiration or earlier termination of this Sublease, Subtenant shal immediately surrender possession of the Sublease Premise vacant, in good order and repair, normal reasonable wear and tear and damage due to any casualty for which Subtenant is not responsible to repair excepted, and as otherwise required by the terms of the Main Lease.

3. Use. The Sublease Premises shall be used for general business office purposes and for no other use whatsoever. Subtenant shall comply with all laws, ordinances, rules and regulations governing such use, whether the same are issued by any governmental or quasi-governmental agency, including the for the health, safety or well-being of the tenants in the Building.

4. Rent. Subtenant shall pay to Sublandlord base rent ("Base Rent") in the amount of $11,576.25 per month for each month of the Sublease Term on or before the first of each month in advance. Base Rent shall be prorated for the first month of the Sublease Term if the actual Sublease Commencement Date does not occur on the first day of a month. The Base Rent set forth above includes: (a) all Landlord's Operating Expenses (as defined in the Main Lease), including but not limited to Landlord's expenses to operate, service, and maintain the systems of the Building, the common areas of the Building, and the grounds, including such items as common area and landscaping maintenance, snow removal, insurance, waste removal and property management fees, but specifically excludes any increase in Landlord's Operating Expenses which are attributable to: (i) Subtenant's breach of this Sublease or the terms of the Master Lease as incorporated herein; (ii) any special or disproportionate use or manner of use of the Premises, the Building or the Sublease Premises by Subtenant; or (iii) any special or unique activities conducted in or about the Premises, the Building or the Sublease Premises by Subtenant or on behalf of Subtenant; or (iv) the negligence or omissions or intentional acts of Subtenant or any of Subtenant's agents, employees, contractors, subcontractors, invitees, licensees, representatives, guests, officers, directors and partners, including without limitation, any other person or entity hired by Subtenant to perform services or deliver goods or materials (collectively, "Subtenant's Agents"); or (v) any violation by Subtenant or any of Subtenant's Agents of any rule or regulation established by Master Landlord with respect to the Premises, the Building or the Sublease Premises pursuant to the terms of the Main Lease; or (vi) any violation by Subtenant, or any of Subtenant's Agents of any requirements of the Planned Community Association (as such term is defined in Main Lease Section 1.(i)), including but not limited to fines imposed for violations of any declaration or rules and regulations, as well as costs of repair or replacement of damaged, destroyed or removed common elements or common element improvements on the Land or Premises; or (vii) any special assessments, allocations, budget amendments; adjustments or increases made by the Planned Community Association to or for common expenses, expenses, costs, fees, fines, late charges, interest, taxes, assessments, dues, legal fees or other charges which are allocable or chargeable to the Building or the owner of the Building or (viii) all increases in Taxes and/or all assessments or impositions levied or assessed against or imposed upon the Premises, the Building or the Sublease Premises or any part thereof which are attributable to additions or improvements in, on or about the Sublease Premises made by or on behalf of Subtenant or which in whole or in part belong to Subtenant; and (b) Taxes (as such term is defined in the Main Lease). The Base Rent set forth above shall not include any of the following items for which the Subtenant will be responsible for paying at all times during the Sublease Term: (a) electric service, gas, or any other utility service to the Sublease Premises or electric service, gas, or any other utility service to the HVAC or any other systems of the Building that serve the Sublease Premises; (b) janitorial cleaning of the Sublease Premises and removal off-site of any special waste or an waste other than standard office waste; (c) telephone, cable, internet, telecommunications, security, and other similar services; and (d) any other costs, fees, or expenses not included in Landlord's Operating Expenses.

Subtenant shall pay to Sublandlord all other amounts billed by Master Landlord to Sublandlord pursuant to the Main Lease with the next installment of Base Rent. Sublandlord agrees to provide copies to Subtenant of invoices provided to Sublandlord containing the amount owed. Subtenant and Sublandlord agree that upon written notification from Master Landlord, Subtenant shall pay such amounts directly to Master Landlord. Subtenant's obligation for the payment of all sums owed to Sublandlord under this Sublease shall survive the expiration or termination of this Sublease or the Main Lease.

5. Defaults. The following events shall constitute events of default hereunder:

(a) If Subtenant shall (i) default in making payment when due of any Base Rent or other amount payable by Subtenant hereunder and such default shall continue for five (5) days after the payment due date; or (ii) fail to execute any estoppel certificate or subordination document within the timeframes set forth herein; or (iii) default in the observance or performance of any provision of this Sublease other than those provisions covered by clauses (i) and (ii) of this Section 5(a) and such default shall continue for ten (10) days after Sublandlord shall have given notice to Subtenant specifying such default. If any such default covered by clause (iii) of this Section 5(a) cannot be wholly cured with due diligence within such period of ten (10) days after Sublandlord's notice, Subtenant shall have such longer period as shall be reasonable necessary to cure the default, so long as Subtenant proceeds promptly to cure the same within such ten (10) day period, prosecutes the cure to completion with due diligence and advises Sublandlord from time to time, upon Sublandlord's request, of the actions that Subtenant is taking and the progress being made; provided, further, in no event shall Subtenant have more than thirty (30) days to effect such cure; or

(b) if Subtenant shall file a petition in bankruptcy pursuant to the Bankruptcy Act or under any similar federal or state law, or shall be adjudicated a bankrupt or become insolvent, or shall commit any act of bankruptcy as defined in any such law, or shall take any action in furtherance of any of the foregoing; or

(c) if a petition or answer shall be filed proposing the adjudication of Subtenant as a bankrupt pursuant to the Bankruptcy Act or any similar federal or state law, and (i) Subtenant shall consent to the filing thereof, or (ii) such petition or answer shall not be discharged or denied within forty-five (45) days after the filing thereof; or

(d) if a receiver, trustee or liquidator (or other similar official) of Subtenant or of all or substantially all of its business or assets or of the estate or interest of Subtenant in the Sublease Premises shall be appointed and shall not be discharged within thirty (30) days thereafter or if Subtenant shall consent to or acquiesce in such appointment; or

(e) if the estate or interest of Subtenant in the Sublease Premises shall be levied upon or attached in any proceeding and such process shall not be vacated or discharged within forty-five (45) days after such levy or attachment; or

(f) if Subtenant assigns this Sublease or sublets all or any portion of the Sublease Premises without complying with all the provisions of this Sublease or the Main Lease; or

(g) if Subtenant shall refuse or otherwise fail to execute and deliver to Sublandlord an estoppel certificate within five (5) days after notice from Sublandlord requesting such estoppel certificate. Refusal or failure to execute and deliver requested estoppel certificate shall be an Event of Default hereunder immediately upon expiration of the five (5) day notice, and the notice and cure provisions contained in Section 5(a)(ii) do not apply in the case of Subtenant's refusal or failure to execute and deliver the estoppel certificate.

6. Parking. During the term, Subtenant shall have the right to use all of the twenty eight (28) unreserved parking spaces which the Main Lease grants Sublandlord the right to use, at no cost to Subtenant. Sublandlord's use of such spaces shall be subject to the terms and conditions of the Main Lease.

7. Signage. Subject to the terms and conditions of the Main Lease, Subtenant shall have the right to be named on the identification sign in the first floor lobby at or near the entrance to the Sublease Premises and to be identified on the existing lawn-mounted sign near the entrance of the building. Any costs incurred in connection with Subtenant's signage shall be borne by Subtenant. All signage must comply with the terms of the Main Lease.

8. Assumption of Obligations. The Main Lease is hereby incorporated in this Sublease by reference and shall apply as though set forth at length in this Sublease, with, where applicable, "Sublandlord" being substituted for "Landlord" and "Subtenant" being substituted for "Tenant". Subtenant shall comply with all of the provisions of the Main Lease which are to be observed or performed during the Sublease Term by the Sublandlord as tenant thereunder. Between Sublandlord and Subtenant, Sublandlord shall have all of the rights, privileges and remedies accorded Master Landlord in the Main Lease and Subtenant shall have with respect to the Sublease Premises all of the rights, privileges, remedies and duties accorded tenant in the Main Lease, subject to paragraph 9 below. Notwithstanding the foregoing, the following provisions of the Main Lease shall be deleted in their entirety from this Sublease: Paragraphs 2.2, 2.3, 2.4, 2.5, 3.1, 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 9.2, 13.1, 14.1, 14.2, 14.3, 14.4, 14.5, 14.6, 14.7, 14.10, 14.11, 14.12, 17.1, 21.1, 21.2, 21.3, 22.2, 24, 25, 27.1, 27.2, 28.4, 28.5 and Exhibit B. In the event of any conflict between the terms of this Sublease and the Main Lease, this Sublease shall control the relationship between Sublandlord and Subtenant. Sublandlord and Subtenant agree that all services to be provided by, and all obligations of, Master Landlord under the Main Lease remain the obligations of Master Landlord and the only obligation of Sublandlord to Subtenant with respect thereto under this Sublease is to use commercially reasonable efforts, after receipt of written notice from Subtenant and at Subtenant's sole cost and expense, to cause Master Landlord to perform its obligations thereunder. Sublandlord shall not be liable to Subtenant for the failure to perform any of Master Landlord's obligations under the Main Lease, or for Master Landlord's failure to perform such obligations. Sublandlord does assign to Subtenant Sublandlord's rights to enforce Master Landlord's obligations under the Main Lease, and will make commercially reasonable efforts, after receipt of written notice from Subtenant and at Subtenant's sole cost and expense, and to cooperate with Subtenant in enforcing the same.

9. No Enlargement of Rights. To the extent Sublandlord is granted in the Main Lease or otherwise any rights to extend the term of the Main Lease or to expand the Sublease Premises pursuant to a renewal option, expansion option, right of first refusal or otherwise, the same are not included in this Sublease and do not pass to Subtenant and shall remain the right of Sublandlord.

10. Subordination and Attornment. This Sublease and all of Subtenant's rights hereunder are and shall remain in all respects subject and subordinate to: (i) all of the terms, conditions and provisions of the Main Lease (as same may be modified or amended); and (ii) any and all matters to which the tenancy of Sublandlord, as tenant under the Main Lease, is or may be subordinate. The foregoing provisions shall be self-operative and no further instrument of subordination shall be necessary to effectuate such provisions. In the event Subtenant, Master Landlord or any lender or ground lessor desires a confirmation of the foregoing subordination, Subtenant agrees to execute a subordination document within five (5) business days of receipt of written request for same. In the event of a cancellation or termination of the Main Lease prior to the expiration date thereof and prior to the expiration date of this Sublease, or in the event of the surrender, whether voluntary, involuntary or by operation of law, of the Main Lease, Subtenant shall, at the option of Master Landlord, make full and complete attornment to Master Landlord for the balance of the Sublease Term upon the terms and conditions of the Sublease. Sublandlord covenants not to voluntarily terminate the Main Lease or to agree to any modification to same that would materially affect Subtenant's rights hereunder-or increase Subtenant's monetary obligations. To the extent of any conflict between the terms of this Sublease and the terms of the Main Lease, Master Landlord shall be bound only to extent of the terms of the Main Lease.

11. Estoppel Certificates. Subtenant will at any time and from time to time upon not less than five (5) business days' prior notice from Sublandlord execute, acknowledge and deliver to Sublandlord a statement certifying that this Sublease is unmodified and in full force and effect or if there have been modifications, stating such modifications, and the dates to which Base Rent and all other amounts payable hereunder have been paid and whether same has been paid in advance, and stating that Subtenant is not in default of its obligations hereunder and whether or not to the best knowledge of the signer of such certificate if Sublandlord is in default of its obligations hereunder and, if so, specifying such default. It is intended that any such statement may be relied upon by Master Landlord, Sublandlord, or any prospective purchaser or lender of either.

12. Insurance. During the Sublease Term, Subtenant shall, at its own cost and expense, for the benefit and protection of Subtenant, Sublandlord and Master Landlord, maintain the insurance required by the Main Lease in accordance with the terms and provisions of the Main Lease and naming Master Landlord, Sublandlord and any mortgagee holding a lien on the Building as additional insureds.

13. Limitation of Liability. Notwithstanding any provisions of the Main Lease or this Sublease to the contrary, neither Master Landlord nor Sublandlord nor their officers, directors, employees, or agents shall be liable to Subtenant, or any of its agents, employees, servants, or invitees, for any damage to persons or property due to the condition or design or any defect in the Building or mechanical systems, which may exist or subsequently occur; and Subtenant with respect to itself and its agents, employees, servants, and invitees, hereby expressly assumes all risk and damage to persons and property, either proximate or remote, by reason of the present or future condition of the Sublease Premises or the Building. Additionally, Sublandlord and Subtenant each hereby waive any and all rights or recovery, claim, action or cross action, against the other and against Master Landlord, its agents, directors, officers, and employees, for loss or damage that may occur to the Sublease Premises, or any improvements therein, or the Building, or any personal property of such party therein, by reason of any cause other than the gross negligence or willful misconduct of the parties.

14. Holdover. If Subtenant should holdover at the Sublease Premises after the expiration of the Sublease Term or after the earlier termination of the Main Lease or this Sublease, such holdover shall not extend or renew the term of this Sublease, Subtenant shall be deemed a tenant at sufferance and the amount to be charged by the Sublandlord to the Subtenant for the period of holdover shall be one hundred fifty percent (150%) of Base Rent and all other amounts payable hereunder. Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all claims, losses, damages or expenses incurred by Sublandlord as a result of Subtenant's holding over, including without limitation any amounts charged to Sublandlord by Master Landlord. Nothing contained in this Sublease shall be construed as consent by Sublandlord to the occupancy or possession by Subtenant of the Subleased Premises beyond the expiration or earlier termination of the Sublease Term, and Sublandlord, upon the expiration or earlier termination of the Sublease Term, shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the immediate repossession of the Subleased Premises. The provisions of this Section 14 (including without limitation Subtenant's indemnification obligations) shall survive the expiration or sooner termination of this Sublease.

15. Assignment and Subletting. Subtenant shall not sell or assign any portion or all of this Sublease or resublet the Sublease Premises, in whole or in part, without obtaining the express prior written consent of Sublandlord (which consent shall not be unreasonably withheld, conditioned or delayed) and Master Landlord in each instance. Further, this Sublease shall not be assigned by operation of law. Any such attempted sublease or assignment without the prior written consent of Sublandlord and Master Landlord shall be null and void and of no force or effect. If Sublandlord and Master Landlord give their consent to any sublease or assignment of this Sublease or of any interest in this Sublease, neither shall thereby be barred from later refusing to consent to any further sublease or assignment. Any assignment or sublease must comply with the terms and provisions of the Main Lease and Master Landlord shall have all the rights reserved to Master Landlord as set forth in the Lease. Each of the following events shall be deemed to constitute and assignment of this Sublease and shall require the prior written consent of Master Landlord and Sublandlord: (a) any assignment or transfer by operation of law; (b) any involuntary assignment or transfer of this Lease in connection with bankruptcy, insolvency, receivership, or similar proceeding; or (c) any assignment or sublease to another person or entity to which substantially all of Subtenant's assets are transferred; or (d) any assignment, transfer, disposition, sale or issuance of an interest or interests in Subtenant (whether stock, partnership interest or otherwise) to any person or entity, whether in a single transaction or in a series of related or unrelated transactions, which results in such person or entity holding a controlling interest in Subtenant. For purposes of this section 15, a "controlling interest" of Subtenant shall mean 50% or more of the aggregate issued and outstanding equitable interests (whether stock, partnership interests or otherwise) of Subtenant or the ability to direct the affairs of Subtenant. For purposes of this Sublease, Section 14.7 of the Main Lease shall not be incorporated herein. Subtenant shall reimburse Sublandlord for all fees, costs and expenses (including reasonable attorneys' fees) charged to Sublandlord by Master Landlord in connection with any proposed assignment of this Sublease or any sublease of the Subleased Premises or for any other work or thing done in the Subleased Premises by Subtenant as well as any fees, costs and expenses (including reasonable attorneys' fees) incurred by Sublandlord in connection with any of the foregoing. Any assignment of the Sublease by Subtenant or sublease of the Subleased Premises shall not relieve Subtenant of its obligations hereunder.

16. Alterations. Subtenant shall have no right to make any additions, alterations or changes to the Sublease Premises without the express prior written consent of (i) Sublandlord in each instance, which consent shall not be unreasonably withheld or delayed and (ii) Master Landlord, as required under the Main Lease. All work shall be carried out in accordance with the terms of the Main Lease, the terms of which are incorporated herein by reference.

17. Indemnification. Except to the extent arising from the gross negligence or willful misconduct of Sublandlord or its directors, employees and authorized agents, Subtenant hereby indemnifies, and shall pay, defend, protect and hold Sublandlord harmless from and against all liabilities, losses, claims, suits, demands, costs, expenses (including reasonable attorneys' fees and the costs of enforcing this indemnity) arising, or alleged to arise, from or in connection with: (a) any injury to, or death of, any person or loss or damage to property on or about the Sublease Premises arising from or connected with the possession, use, occupation, management or maintenance of the Sublease Premises; (b) any violation of this Sublease (including the terms of the Main Lease which are incorporated herein) or of any legal or insurance requirement; (c) any violation of any requirement of any Planned Community Association; or (d) any act or omission of Subtenant or Subtenant's agent. Subtenant will resist and defend any action, suit or proceeding brought against Sublandlord by reason of any such occurrence by independent counsel selected by Subtenant and reasonably acceptable to Sublandlord. The obligations of Subtenant under this Section 17 shall survive the expiration or termination of this Sublease.

18. Casualty. If the Sublease Premises or the Building are damaged or destroyed by fire or other casualty, Sublandlord shall have no obligation to rebuild or restore the Sublease Premises, and no liability whatsoever for loss of this Sublease should Master Landlord elect not to rebuild or restore the Sublease Premises or any part of the Building, or for loss of life, or injury to persons or property or for lost profits. The rebuilding or restoration of the Sublease Premises and any abatement of rent, if any, shall be determined in accordance with the terms and provisions of the Main Lease.

19. Eminent Domain. In the event that the Main Lease is terminated pursuant to the terms of Article 16 of the Main Lease, the Sublease Term shall terminate at the time that the Main Lease terminates.

20. Master Landlord's Consent. This Sublease is subject to the prior written consent of Master Landlord and will not be effective until such consent is received.

21. No Default. Sublandlord represents and warrants to Subtenant that Sublandlord is not in monetary default under the Main Lease and has no knowledge that any non-monetary default thereunder exists.

22. Brokerage. Both parties represent and warrant that neither it nor its officers or agents nor anyone on its behalf has dealt with any real estate broker in the negotiation or making of this Sublease other than Princeton Real Estate Group, LLC, doing business as Henderson Sotheby's International Realty. Both parties agrees to indemnify and hold the other harmless from the claims or claims of any other broker or brokers claiming to have shown or interested Subtenant in the Sublease Premises or claiming to have caused Subtenant to enter into this Sublease.

23. Security Deposit: Upon execution of this Sublease, Subtenant shall pay to Sublandlord the amount of $23,152.20 (the "Security Deposit") as security for Subtenant's performance of all of Subtenant's covenants and obligations under this Sublease; provided, however, that the Security Deposit is not an advance rent deposit or an advance payment of any other kind, nor a measure of Sublandlord's damages upon Subtenant's default. Sublandlord shall not be required to segregate the Security Deposit from its other funds and no interest shall accrue or be payable to Subtenant with respect thereto. Sublandlord may (but shall not be required to) use the Security Deposit or any portion thereof to cure any event of default or to compensate Sublandlord for any damage Sublandlord incurs as a result of Subtenant's failure to perform any of its covenants or obligations hereunder, it being understood that any use of the Security Deposit shall not constitute a bar or defense to any of Sublandlord's remedies under this Sublease or at law. In such event and upon written notice from Sublandlord to Subtenant specifying the amount of the Security Deposit so utilized by Sublandlord and the particular purpose for which such amount was applied, Subtenant shall immediately deposit with Sublandlord an amount sufficient to return the Security Deposit to an amount equal to the amount required hereunder. Subtenant's failure to make such payment to Sublandlord within ten (10) Business Days of Sublandlord's notice shall constitute an immediate event of default. If Subtenant is not in default at the expiration or termination of this Lease, Sublandlord shall return to Subtenant the Security Deposit or the balance thereof then held by Sublandlord; provided, however, that in no event shall any such return be construed as an admission by Sublandlord that Subtenant has performed all of its covenants and obligations hereunder.

24. Notices. Any notice required or permitted to be given hereunder by one party to the other shall be deemed to be given when personally delivered or mailed, postage prepaid by certified, registered or overnight mail, addressed to the respective party to whom notice is intended to be given at the following address:

If to Sublandlord;

Reliance Life Sciences, Inc.
5 Caufield Place
Suite 101
Newtown, PA 18940

With a copy to:

Drinker Biddle & Reath LLP
105 College Road East
Princeton, New Jersey 08542
Attention: James E. Jeffers, Esq.

If to Subtenant;

Patient Safety Technologies, Inc.
4360 Ridge Park Drive
Suite 140
Temecula, CA 92590
Attn: Marc Rose, CFO

With a copy to:

Reed Smith LLP
101 Second Street
Suite 1800
San Francisco, CA 94105
Attention: Donald C. Reinke, Esq.

25. Personal Property. Subtenant shall have the right at any time during the Sublease Term to remove any of its personal property or trade fixtures from the Sublease Premises and Sublandlord waives any right to any security interest in the same. Any personal property or trade fixtures left in the Sublease Premises after the expiration or earlier termination of the Sublease Term shall be deemed abandoned and may be disposed of by Sublandlord in its sole and absolute discretion. Any costs or damages incurred by Sublandlord in the removal or storage of such property shall be reimbursed by Subtenant immediately upon demand. Subtenant's obligations pursuant to this Section 25 shall survive the expiration or sooner termination of this Sublease.

26. Permits, Etc. At all times during the Sublease Term, Subtenant shall maintain all permits, licenses and authorizations required in connection with Subtenant's business at the Subleased Premises or any work performed by or on behalf of Subtenant. Subtenant shall deliver a copy of same to Sublandlord upon request.

27. Planned Community Association. Subtenant hereby consent to the conversion of the ownership of the Land into a Planned Community Association and agrees to execute and deliver within five (5) business days of request any and all documents requested by Master Landlord to be executed with respect to the formation of the Planned Community Association.

28. Miscellaneous. Except as otherwise expressly set forth herein, all defined terms contained herein shall have the same meanings given to such terms in the Main Lease. This Sublease shall be governed by the laws of the State of Pennsylvania, and in the event any legal action is filed to enforce this Sublease, the prevailing party shall be entitled to recover reasonable attorney's fees, court costs, and other expenses incidental and necessary to the enforcement of the Sublease. Time is of the essence with respect to each party's performance of its obligations hereunder. This Sublease represents the entire agreement between the parties and may not be modified or amended unless in writing and signed by the party to be bound thereby. The headings used herein are for ease of reference only and do not define or limit any of the provisions of this Sublease. This Sublease may be executed in one or more counterparts, and when taken together shall constitute one and the same.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first above written.

WITNESSES:

____

____

SUBLANDLORD:

RELIANCE LIFE SCIENCES, INC.,

a Delaware Corporation

By: ______________________
Name
Title

SUBTENANT:

PATIENT SAFETY TECHNOLOGIES, INC.,

a Delaware Corporation

By: ______________________
Name
Title

EXHIBITS

Exhibit "A" – Main Lease
Exhibit "B" – Sublease Premises

Master Landlord hereby consents to the foregoing Sublease. Such consent does not release Sublandlord of any liability under the Main Lease or modify Sublandlord's obligations under the Main Lease, nor shall such consent be deemed to modify the rights or obligations of Master Landlord under the Main Lease.

CRICKLEWOOD REALTY INVESTMENTS, LP

WITNESS:

____

By:____________________

Name (*print*):____________________

Title (*print*):____________________

Exhibit C

Sub-Sublease Premises

[see attached]



FLOOR PLAN
N.T.S.

EXHIBIT 'C'

CAR - RELIANCE
3 Caulfield Place
Newtown PA



EXHIBIT 'D-F'

CAR - RELIANCE
5 Caufield Place
Newtown PA

FLOOR PLAN
N.T.S.